Exhibit 10.1
NORDSTROM 401(k) PLAN & PROFIT SHARING
(2008 RESTATEMENT)
Includes All Amendments Approved by the Company
since the 2004 Restatement, including:
Amendment 2005-1
Amendment 2005-2
Amendment 2007-1
Lane Powell PC
601 SW Second Avenue, Suite 2100
Portland, Oregon 97204-1383
Telephone: (503) 778–2100
Facsimile: (503) 778-2200

Exhibit 10.1
NORDSTROM 401(k) PLAN & PROFIT SHARING

NORDSTROM 401(k) PLAN & PROFIT SHARING
W I T N E S S E T H:
     WHEREAS, certain of the Employers, and their predecessors, entered into a Profit Sharing Plan (“Plan”) and Trust Agreement on December 31, 1952; and
     WHEREAS, the parties in 1988 amended and restated the Plan and Trust Agreement to adopt separate provisions regarding § 401(k) of the Code in a document referred to as the Nordstrom Employee Deferral Retirement Plan, which was subsequently renamed the Nordstrom 401(k) Plan (“401(k) Plan”); and
     WHEREAS, the parties in 2003 amended and restated the Plan and Trust Agreement to incorporate the terms of the 401(k) Plan into the Plan to avoid redundancies in maintaining separate plan documents; and
     WHEREAS, the parties have amended and restated the Plan in 1993, 1995, 1998, 2000, 2003, and 2004; and
     WHEREAS, in 2004, the Company changed the Plan’s name to the “Nordstrom 401(k) Plan & Profit Sharing” to emphasize the importance employees should place on taking initiative for their own retirement savings; and
     WHEREAS, the Company desires to amend and restate this Plan to incorporate amendments adopted since the 2004 restatement, certain substantive provisions reflecting changes in Plan design, changes in legal rules governing the Plan, and other administrative modifications reflecting changes in the Plan’s operation;
     NOW, THEREFORE, the Company does hereby adopt the Nordstrom 401(k) Plan & Profit Sharing as amended and restated herein.
ARTICLE I. NAME AND PURPOSE OF PLAN
     1.1 Name and Purpose of Plan. Since January 1, 2004, this Plan has been known as the Nordstrom 401(k) Plan & Profit Sharing. The Plan is maintained for the exclusive benefit of the Employees of Employers who have adopted the Plan. The terms of the Plan are intended to comply with § 401(a) of the Code and Treasury Department regulations promulgated in connection therewith, in order that the Trust or Trusts, funded by this Plan may continue to qualify as tax exempt Trusts pursuant to §§ 401(a) and 501(a) of the Code.
NORDSTROM 401(k) PLAN & PROFIT SHARING
2008 RESTATEMENT

     1.2 Effective Date.
          1.2-1 2008 Restatement. Unless another effective date is specified herein or in a prior Plan amendment, this 2008 Restatement is effective January 1, 2008, and shall govern rights with respect to employment with the Employers on and after January 1, 2008. Rights and benefits with respect to employment prior to 2008 shall be governed by the prior version of the Plan as amended and in effect at the time of reference, unless otherwise specifically provided herein.
          1.2-2 Retroactive Effective Date. Provisions herein that are needed to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Protection Act of 2006, and subsequent legislation and regulations shall be effective retroactively as of the earliest compliance date required by law. Unless otherwise indicated, such retroactivity shall not change the effective date or amount of any Employer contribution made under Article V or other benefit provisions implemented for reasons other than compliance with the law and regulations.
ARTICLE II. DEFINITIONS
     When used herein, the following words shall have the following meanings unless the context clearly indicates otherwise:
     2.1 Administrator means the Company.
     2.2 Anniversary Date means December 31st of each year.
     2.3 Break in Vesting Service means a Payroll Year in which the Participant has failed to complete more than five hundred (500) Hours of Service.
     2.4 Code means the Internal Revenue Code of 1986, as amended.
     2.5 Company means Nordstrom, Inc.
     2.6 Compensation means that portion of compensation received from an Employer that is described in this Section 2.6 and that appears on an Employee’s IRS Form W-2 as taxable wages for the Payroll Year ending with any Plan Year. Compensation includes all monies paid to an Employee for services rendered in the form of salary and wages, including bonuses and commissions, and those amounts which are part of the Employee’s basic compensation scheme and paid regularly in accordance with any agreed formula.
          2.6-1 Items Specifically Included. Except as specifically provided herein, Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of an Employee under Code §§ 125 or 402(g)(3). For Plan Years commencing on and after January 1, 1998, Compensation shall also include Employees’ pre-tax contributions for qualified transportation fringe benefits under Code § 132(f)(4).
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          2.6-2 Items Specifically Excluded. Except as specifically provided herein, the term “Compensation” shall not include any amounts paid outside of the regularly occurring payment for services (as described above) including, but not limited to, any reimbursements or other expense allowances, employee awards, taxable fringe benefits (and non-taxable fringe benefits not described in 2.6-1), moving expenses, severance pay, disability pay under the employer’s separately written disability program, amounts received as stock or under any stock-based compensation program (such as stock awards, option gains or performance share units) and their equivalent cash value, amounts cashed out after severance of employment for accrued but unused paid-time off, and other deferred compensation and welfare benefits.
          2.6-3 Timing of Payment. Amounts paid after severance of employment will be included in Compensation provided that all of the following conditions are satisfied:
               (a) the amount would qualify as Compensation under this Plan if paid before employment ended;
               (b) for compensation other than bonuses, the amount is paid by the later of (1) two and one-half months after the Employee’s severance of employment, or (2) the last day of the Plan Year in which the Employee severs employment;
               (c) for bonuses, the amount is paid by the last day of the Plan Year in which the Employee severs employment;
               (d) the payment represents compensation for services actually performed by the Employee; and
               (e) the payment would have been made to the Employee prior to severance of employment if the Employee had continued in employment with the Employer.
          2.6-4 Yearly Maximum. The annual Compensation of each Participant to be taken into account under the Plan for any year shall not exceed the maximum compensation limit in effect under Code § 401(a)(17) as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code § 415(d). For the Plan Year beginning January 1, 2008, the limit is $230,000.
          2.6-5 Compensation for Testing Purposes. For purposes of the nondiscrimination tests under Code Sections 401(a)(4), 401(k) and (m), the Administrator may use any definition of compensation permitted by Code Section 414(s) in lieu of the definition in this 2.6. Also, if an Employee is a common-law employee of two or more corporations (or other business entities) that must be treated as a single employer under Code Sections 414(b), (c), (m), or (o), the term Compensation for testing purposes includes compensation from all such corporations and business entities, regardless of whether the corporation or other business entity has a qualified plan.
     2.7 Disability means inability on the part of the Participant to engage in any substantial gainful activity on behalf of an Employer by reason of any medically determinable physical or
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mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than eighteen (18) months as certified by a physician who is mutually acceptable to the Participant and the Retirement Committee.
     2.8 Eligible Employee means each Employee except the following:
          2.8-1 An Employee covered by a collective bargaining agreement that does not provide for participation in the Plan.
          2.8-2 A Leased Employee treated as an employee for pension purposes solely because of Code Section 414(n).
          2.8-3 An individual classified by the Employer as either an independent contractor or employee of a nonaffiliated entity rather than as a common law employee of the Employer, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of an Employer.
          2.8-4 Non-resident aliens who receive no earned income from sources within the United States.
          2.8-5 An Employee who, prior to his or her earliest participation date under 4.1, makes a one-time irrevocable election not to participate in the Plan, in accordance with procedures established by the Administrator. An Employee is not eligible to receive anything of value from any Employer, from the Administrator, or from any other person associated with the Employer or the Plan in consideration of the Employee’s election not to participate in the Plan.
          2.8-6 An individual who is not paid through Nordstrom payroll and who does not receive a Form W-2 from Nordstrom, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of an Employer.
     Notwithstanding the above, 2.8-2, 2.8-3, 2.8-5, and 2.8-6 are not intended to exclude such individuals from consideration for the purposes of coverage testing under Code Section § 410(b), and, to the extent required, non-discrimination testing under Code Sections 401(a), 401(k) and 401(m) even though they are not eligible to participate in the Plan.
     2.9 Employee means, for purposes of this Plan any person employed as a common-law employee by an Employer or by any other employer required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o).
     2.10 Employer and Employers mean the Company and any other entity required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o), provided the Company has authorized and such entity has specifically acted to adopt this Plan.
     2.11 Employment Commencement Date means the first day on which an Employee performs an Hour of Service for the Employer.
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     2.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
     2.13 Highly Compensated Employee and Non-Highly Compensated Employee
          2.13-1 Highly Compensated Employee. “Highly Compensated Employee” is defined in section 414(q) of the Code and related Treasury Regulations. In determining which Employees are Highly Compensated Employees, the following shall apply:
               (a) Subject to (b) through (d) below, Highly Compensated Employees for a Plan Year are persons who perform services for an Employer during the Plan Year or the preceding Plan Year and are one or more of the following:
                    (1) An owner of greater than 5 percent of an Employer (a “5-percent owner”) during either the current or the preceding Plan Year. For this purpose, a 5-percent owner is defined as any person who owns (or is considered as owning by applying the constructive ownership rules of Code § 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.
                    (2) An Employee receiving Compensation from the Employer over $80,000 for the preceding Plan Year who is among the highest paid 20 percent of Employees of the Employer during the preceding Plan Year, aggregating Employees of all Employers and excluding Employees to the extent provided by applicable Regulations.
               (b) The dollar amount in (a)(2) above shall be adjusted in accordance with Treasury Regulations for changes in cost of living. For the Plan Year commencing January 1, 2008, the Commissioner of Internal Revenue has adjusted this dollar amount to $100,000. When determining whether an Employee is a Highly Compensated Employee in a Plan Year, the (a)(2) dollar amount in effect for the preceding Plan Year is determinative.
               (c) Former Employees shall be taken into account in accordance with applicable Regulations. A former Employee shall be treated as a Highly Compensated Employee if:
                    (1) such Employee was a Highly Compensated Employee when such employee severed employment; or
                    (2) such employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).
               (d) “Compensation” for purposes of this Section 2.13 shall mean Compensation under 2.6-5.
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          2.13-2 Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.
     2.14 Hour of Service means:
          2.14-1 Paid for Work. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.
          2.14-2 Paid Nonwork Time. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the Employee’s employment has severed) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence,
               (a) No more than five hundred one (501) Hours of Service are to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);
               (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and
               (c) Hours of Service are not to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
               For purposes of this paragraph, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
          2.14-3 Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under 2.14-1 or 2.14-2, as the case may be, and under this 2.14-3.
          2.14-4 Determination Rules. The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with Department of Labor regulations 29 CFR § 2530.200b-2(b) and (c), which is incorporated by this reference.
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          2.14-5 Certain Time Lost Due to Hurricanes. Notwithstanding anything in 2.14 to the contrary, for any Employee whose regular workplace during the period September 1, 2005, through November 30, 2005, was within 100 miles of either the Houston, Texas or Miami, Florida, metropolitan areas, such Employee’s Hours of Service during this September 1, 2005 through November 30, 2005 period shall include any regularly scheduled hours that the Employee was unable to work due to circumstances related to either Hurricane Rita or Hurricane Wilma, regardless of whether such hours are paid or unpaid.
     2.15 Leased Employee means any person (other than an Employee of an Employer) who pursuant to an agreement between an Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with § 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the Employer.
     The requirements applicable to Leased Employees shall not apply if: (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in § 414(n) of the Code; (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated work force.
     2.16 Named Fiduciary means the appropriate party, parties or entities appointed or delegated such named fiduciary functions pursuant to Articles III and XIII.
     2.17 Participant means a current or former Eligible Employee who has an account in the Plan. An “active” Participant is one whose employment with the Employer continues and who has completed one thousand (1,000) or more hours in a Payroll Year. An “inactive” Participant is one whose employment has severed but who has not received a complete distribution of his or her account or one who has completed more than five hundred (500) but less than one thousand (1,000) hours in a Payroll Year.
     2.18 Payroll Year means the period of fifty-two (52) consecutive weeks for which an Employee’s IRS Form W-2 compensation is calculated. The Plan’s Limitation Year shall be the Payroll Year.
     2.19 Permanent Break in Eligibility Service means the sixty (60) month period during which an Employee has no Hours of Service, as measured from the date of the Employee’s most recent Severance from Employment Date.
     2.20 Plan means the Nordstrom 401(k) Plan & Profit Sharing set forth in this document and all subsequent amendments thereto.
     2.21 Plan Year means the 12-month period commencing on January 1 and ending on December 31.
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     2.22 Retirement means a Participant’s severance from employment after the Normal Retirement Date as defined in 9.1.
     2.23 Retirement Committee means the Nordstrom Profit Sharing Retirement Committee, established by the Board of Directors of the Company under 13.1-2(e), and charged with those powers and duties under 13.1-5.
     2.24 Severance from Employment Date means the earlier of (a) the date an Employee quits, retires, is discharged, or dies, whichever occurs first, or (b) the first anniversary of the first date that the Employee is continually absent from work for any other reason (except where such absence is attributable to a Company-approved leave of absence).
     2.25 Taxable Year means the twelve (12) month period adopted by the Company for its tax purposes. Currently, the Company’s Taxable Year ends on the Saturday closest to each January 31.
     2.26 Trustee means the person or persons holding the assets of the Plan pursuant to the terms of one (1) or more Trust Agreements entered into by the Employer.
     2.27 Trust Fund means those funds and assets of the Plan held by the Trustee.
     2.28 Valuation Date means any day that the New York Stock Exchange is open for business and trading.
     2.29 Year of Service means a Payroll Year in which an Employee is credited with one thousand (1,000) or more Hours of Service.
ARTICLE III. ADMINISTRATION OF PLAN
     3.1 Plan Administrator. The Company as Administrator, in conjunction with the Retirement Committee, has the general powers and authority to administer provided below in 3.1-1 to 3.1-3:
          3.1-1 Complete Administrative Power. The complete power and authority, in its sole discretion, to implement and delegate all functions necessary or desirable for the proper administration of the Plan, including but not limited to powers set forth in this Article III.
          3.1-2 Actions Binding. Any action taken in good faith in the exercise of authority conferred by this Plan shall be conclusive and binding upon the Participants and their beneficiaries.
          3.1-3 Discretion is Absolute. All discretionary powers conferred upon the Administrator and Retirement Committee, as applicable, shall be absolute, provided, however, that no discretionary power shall be exercised in a manner that results in discrimination in favor of Employees who are officers, shareholders or Highly Compensated Employees of an Employer.
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     3.2 Enumerated Administrative Powers. Without limitation of its general powers under the Plan, the Company and Retirement Committee, as applicable, shall have the following enumerated powers:
          3.2-1 Control Administration. Full power and authority to control and manage the operation and administration of the Plan.
          3.2-2 Plan Interpretation. To construe and apply all Plan and Trust provisions, including the specific power and authority to interpret the Plan and Trust, to remedy or resolve ambiguities, inconsistencies or omissions and to decide any questions about the rights of Participants and their beneficiaries.
          3.2-3 Benefit Eligibility. To decide all questions relating to an individual’s status as an Employee, the eligibility of Employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled by reason of service prior to or after the effective date hereof.
          3.2-4 Benefit Payment. To approve the payment of all benefits as they become payable under the Plan and to pursue the recovery of any payment made which exceeds the amount to which an individual is entitled to receive under the terms of the Plan.
          3.2-5 Service Providers. To engage such professional consultants, assistants and service providers as the Administrator, in its discretion, deems advisable, necessary or appropriate, including (but not limited to) accountants, actuaries, consultants, legal counsel, medical practitioners and clerical assistants to perform services with regard to any of its responsibilities under the Plan, and to rely on opinions and advice given by any such third party.
          3.2-6 Records. To ensure that all records necessary for proper operation of the Plan are kept.
          3.2-7 Reports and Disclosures. To ensure compliance with all reporting, filing and disclosure requirements imposed on the Plan “administrator” by ERISA and any other applicable law.
          3.2-8 Inspection of Records. During business hours to make available to service providers and any Participant or beneficiary any records relating to the Plan as required by law, provided that a Participant or beneficiary shall be entitled to examine only such records as pertain exclusively to him or her, including (but not limited to) the Plan and Trust Agreement and all amendments thereto.
          3.2-9 Indemnity Bond. To arrange for all bonds required by law, but the amount thereof need not exceed the minimum requirements imposed by law.
          3.2-10 Legal Process. To designate an agent for service of legal process in any suit or action involving the Plan.
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          3.2-11 Fees and Expenses. To negotiate and fix the compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other person retained or employed by the Administrator or other party designated to carry out administrative duties under the Plan.
          3.2-12 Other. To perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient for the efficient administration of the Plan.
     3.3 Administrative Records. Each party having responsibility for any Plan administration function under the Plan shall keep such records as shall be appropriate for the orderly and efficient performance of such functions, and shall permit any other party having Plan administration responsibility to examine any of such records which are appropriate to the latter’s functions.
     3.4 Employer Records. The records of the Employers shall be conclusive evidence as to all matters forming the basis for participation in the Plan and for the calculation of benefits thereunder. Any individual or entity shall be entitled to rely upon a certificate of an officer of the Company as to any Employee’s Years of Service, age, Compensation and cause for the severance of service, and as to any other information pertinent to the calculation or determination of the Employee’s interest under the Plan.
     3.5 Duties of Participant. The Administrator may require a Participant to furnish to it such information and instruments or documents as it may deem necessary in the administration of the Plan. Compliance with such requirements shall be a condition of a Participant’s receipt of benefits.
     3.6 Administrator Expenses. No Company employee who performs administrative functions under the Plan shall receive any compensation for such service beyond his or her compensation as an Employee of the Company, but shall be entitled to reimbursement from the Company for any reasonable expenses actually and properly incurred in the performance of such duties.
     3.7 Individuals Indemnified. The Company hereby indemnifies any Company Employee or Director who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages arising from their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.
     3.8 Administrator Continues Until Trust Exhausted. If the Company shall cease to exist and no successor adopts or continues the Plan, the members of the Retirement Committee at that time (and their successors) shall remain in office until final termination of the Trust, and shall assume any and all powers and duties not otherwise previously delegated. The remaining member or members shall fill any vacancies caused by death, resignation, disability or other cause.
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     3.9 Plan Expenses.
          3.9-1 Expenses Paid by Trust Fund. The following shall be paid by the Trust Fund:
               (a) Operating Expenses. All expenses of the Administrator and the Trust, as the case may be, attributable to the operation of the Plan and Trust, to the extent they constitute reasonable expenses of administering the Plan and are not paid by the Company under 3.9-2.
               (b) Taxes. Any taxes and related interest and penalties assessed against the Trust Fund.
          3.9-2 Payment by Company Without Reimbursement. Except for the reimbursement to the Company of direct expenses consistent with 17.8, the obligation of the Trust to pay any expenses charged to the Trust shall cease to exist to the extent such charges are paid by the Company.
          3.9-3 Administrator Protest. Payment under 3.9-1 or 3.9-2 may be withheld pending resolution of any objection by the Administrator.
ARTICLE IV. ELIGIBILITY OF EMPLOYEES TO PARTICIPATE
     4.1 Initial Participation.
          4.1-1 Profit Sharing Contributions. Eligible Employees with Employment Commencement Dates on or after January 1, 2004, begin participation for purposes of eligibility to receive an allocation of Profit Sharing Contributions on the first day of the calendar month coinciding with or next following the first anniversary of their Employment Commencement Date, if still employed on that date. In the event an Employee is not still employed on that date but is subsequently rehired before incurring a Permanent Break in Eligibility Service, the Employee will become a Participant for purposes of eligibility to receive Profit Sharing Contributions on the first day of the calendar month coincident with or next following his or her reemployment date, if still employed on that date. Notwithstanding the foregoing, Profit Sharing Contribution participation for Eligible Employees with Employment Commencement Dates before January 1, 2004, shall continue to be determined under the 2003 Restatement of this Plan.
          4.1-2 Elective Deferral Contributions. An Eligible Employee with an Employment Commencement Date on or after March 1, 2007, begins participation for purposes of making Elective Deferrals and designated Roth contributions (including Catch-up Contributions, if applicable) immediately upon his or her Employment Commencement Date. An Eligible Employee with an Employment Commencement Date before March 1, 2007, begins participation for purposes of making Elective Deferrals (including Catch-up Contributions, if
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applicable) on the first day of the calendar month coinciding with or next following three (3) continuous months of employment.
          4.1-3 Matching Contributions. Eligible Employees with Employment Commencement Dates on or after January 1, 2004, begin participation for purposes of receiving an allocation of Matching Contributions on the first day of the calendar month coinciding with or next following the first anniversary of their Employment Commencement Date, if still employed on that date. In the event an Employee is not still employed on that date but is subsequently rehired before incurring a Permanent Break in Eligibility Service, the Employee will become a Participant for purposes of eligibility to receive an allocation of Matching Contributions on the first day of the calendar month coincident with or next following his or her reemployment date, if still employed on that date. Notwithstanding the foregoing, Matching Contribution allocation eligibility for Eligible Employees with Employment Commencement Dates before January 1, 2004, shall continue to be determined under the 2003 Restatement of this Plan.
          4.1-4 Latest Participation Date. Notwithstanding the participation criteria set forth in 4.1-1, 4.1-2 and 4.1-3, Eligible Employees who have attained age 21 and completed 1,000 Hours of Service during the 12-month period immediately following their Employment Commencement Date (or during a Plan Year containing the anniversary date of the Employment Commencement Date, if the Eligible Employee does not complete 1,000 Hours of Service during the first 12 month period) shall commence participation in the Plan not later than the earlier of (a) the first day of the Plan Year following the date the Employee meets those requirements, or (b) the date which is 6 months after the date the Employee meets those requirements.
     4.2 Break in Eligibility Service—Reemployment After Break. An Employee who becomes a Participant in this Plan remains a Participant until he or she receives a distribution of his or her entire vested account balance. If the Employee incurs a Permanent Break in Eligibility Service and subsequently is reemployed by the Employer, for Plan eligibility purposes the Participant’s Employment Commencement Date shall be his or her most recent reemployment date. If an Employee severs employment and is subsequently reemployed by the Employer prior to incurring a Permanent Break in Eligibility Service, the Severance from Employment Date shall be disregarded for eligibility purposes and he or she will enter the Plan as provided in 4.1 following his or her rehire date. However, if the Employee incurs a Permanent Break in Eligibility Service prior to his or her reemployment date, the period of service prior to the Permanent Break in Eligibility Service is disregarded for Plan eligibility purposes.
     4.3 Information from Employer. As of each Anniversary Date or such other period as the Company deems appropriate, the Employer will provide the Administrator or its designated agent with the appropriate information necessary to ascertain all Eligible Employees, their dates of employment, Hours of Service, Compensation, and dates of termination.
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ARTICLE V. CONTRIBUTIONS
     5.1 Employer Profit Sharing Contribution.
          5.1-1 Generally. For each Plan Year, the Employer may make a discretionary profit-sharing contribution in an amount to be determined by the Board of Directors of each Employer pursuant to 5.1-2, which shall be termed the “Employer Profit Sharing Contribution.” The Employer’s Contribution for any Plan Year shall be made out of current or accumulated net profit for the Employer’s Taxable Year in which the Plan Year ends. The Employer’s determination of such contributions (if any) shall be binding on Participants, the Employer, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer Contributions or the method used in determining the amount of the Employer Contributions, but shall be accountable only for funds actually received by the Trustee.
          5.1-2 Allocation of Employer Profit Sharing Contributions. The portion of the Employer Profit Sharing Contribution that is not treated as a QNEC under 5.1-6 and 5.10 shall be allocated pursuant to this 5.1-2. The Employer Profit Sharing Contribution for each Plan Year shall be allocated as of the Anniversary Date among those Participants who have completed one Year of Service and who also either (i) are employed on the Anniversary Date, or (ii) have severed employment during the Plan Year due to death, Disability or Retirement and qualify under 5.1-3 unless 5.1-5 applies. Such contributions, while allocable to Participants as described in this section, shall be credited to a Participant’s account only when actually received by the Trustee. Such contributions shall be allocated to an eligible Participant’s account based on such Participant’s Compensation and Years of Service. A Participant’s Years of Service for Hypothetical Allocation Contribution purposes shall be the same as the Participant’s Years of Service used for vesting purposes, as determined in Article VIII. The allocation shall be determined as follows:
               (a) Step One: Determine Hypothetical Allocation. The Administrator, or its delegated third party administrative service provider, shall first determine the total Employer Profit Sharing Contribution necessary to fund a hypothetical contribution allocation for each Participant who is eligible to receive a profit-sharing contribution, based on the Participant’s Years of Service and Compensation, according to the following table (“Table 5.1-2(a)”):

Contribution as a Percentage
Years of Service	Of Compensation
1 or 2	1%
3 or 4	2%
5 or more	3%
The amount necessary to fund such contribution shall be known for purposes of this 5.1-2 as the “Hypothetical Allocation Contribution.”
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               (b) Step Two: Determine Adjustment to Hypothetical Allocation. After performing this hypothetical allocation under 5.1-2(a), the actual Employer Contribution for the Plan Year (as declared by the Board under 5.1 and adjusted for forfeitures under 5.1-4) shall be divided by the Hypothetical Allocation Contribution (determined in (a) above), to determine a ratio that, for purposes of this 5.1-2, shall be known as the “Adjustment Factor.”
               (c) Step Three: Determine Participant Contribution Allocation. The Participant’s profit sharing allocation for the Plan year shall be determined under this 5.1-2 by first multiplying the Participant’s Compensation by the Contribution Percentage in Table 5.1-2(a) (based on his or her Years of Service) and then multiplying this result by the Adjustment Factor determined in 5.1-2(b).
          5.1-3 Mid-year Terminations. A Participant whose mid-year severance of employment is on account of death, Disability or Retirement, who accumulated a Year of Service in such year prior to such severance, and whose entire Plan account remains undistributed as of the last day of the Plan Year of severance, shall share in the Employer Profit Sharing Contribution allocation for that year. Any other Participant whose employment with the Employer terminates during a Plan Year, and any year-end active Participant who fails to meet the Year of Service requirement, shall not share in the Employer Profit Sharing Contribution or forfeiture allocation for that year, unless required by 12.4 if the Plan is “top heavy.”
          5.1-4 Forfeitures. To the extent not used to restore amounts previously forfeited under section 10.8-2, forfeitures under section 8.3 for the then completed Plan Year shall be used to reduce the Employer Matching Contribution obligation under section 5.4, to reduce Employer Profit Sharing Contributions under section 5.1, or to pay expenses of Plan administration, as determined by the Retirement Committee in its sole discretion.
          5.1-5 Highly Compensated Employee Allocation Restrictions. Effective for Plan Years commencing on and after January 1, 2002 and notwithstanding anything in Section 5.1 to the contrary, any Participant who is a Highly Compensated Employee and who is characterized as being “otherwise excludible” under Code § 410(b)(4) (i.e., one who has not met the requirements of Code § 410(a)(1)(A)) as of the last day of the Plan Year) shall not share in the Employer contribution or forfeiture allocation for that Plan Year, unless required by 12.4 if the Plan is top heavy.
          5.1-6 Treatment as QNEC. To the extent necessary to pass the non-discrimination tests under 6.8 and subject to provisions of 5.10, the Board may direct the Committee to treat and allocate a portion of the Employer Profit Sharing Contribution declared under 5.1-2 as a QNEC
          5.1-7 Nordstrom Family Member Allocation Restrictions. Effective for Plan Years beginning on and after January 1, 2007 and notwithstanding anything in section 5.1 to the contrary, any Participant who is both a Nordstrom family member and is reported as a “named executive officer” in the Summary Compensation Table of the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission for the Company’s fiscal year ending during
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2008 RESTATEMENT

the Plan Year shall not share in the Employer Profit Sharing Contribution allocation for that Plan Year, unless required by section 12.4 if the Plan is top heavy.
     5.2 Elective Deferral Contributions.
          5.2-1 Deferral Amount. Each Participant who is a Non-Highly Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifty percent (50%). Each Participant who is a Highly Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifteen percent (15%). However, no Participant shall be permitted to have Elective Deferral Contributions made to this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code § 402(g) in effect at the beginning of such taxable year, except to the extent permitted under Section 5.2-3 of the Plan and Code § 414(v) relating to Catch-up Contributions. The Plan Administrator may, at any time, reduce the Elective Deferral Contributions for any Participant if it determines that reduction is necessary in order to avoid exceeding the limits imposed by this subsection or Article VI.
          5.2-2 Automatic Enrollment. Subject to a Participant’s ability to modify his or her Elective Deferral Contributions under 5.2-4, and to such limitations as shall apply to Elective Deferral Contributions elsewhere under the Plan:
               (a) Application of Automatic Enrollment Rules. Each Participant with an Employment Commencement Date on or after January 1, 2004, but who has not otherwise made an affirmative election to make (or not to make) Elective Deferrals under section 5.2-1, shall automatically be enrolled in the Plan on his or her Automatic Enrollment Date. However, Eligible Employees with Employment Commencement Dates before January 1, 2004, shall be subject to the automatic enrollment provisions of the 2003 Restatement of this Plan and not to the provisions of this 5.2-2. These automatic enrollment provisions shall not apply to rehired Participants who have been subject to the automatic enrollment rule in conjunction with a previous re-hire.
               (b) Automatic Enrollment Date. For purposes of this 5.2-2, a Participant’s “Automatic Enrollment Date” is the later of: (i) the first day of the calendar month coinciding with or next following the first anniversary of such Participant’s Employment Commencement Date, if still employed as an Eligible Employee on that date, or (ii) the first day of the calendar month coincident with or next following that date which is sixty (60) days from the date the Participant is rehired following a severance from employment if still employed as an Eligible Employee on that date.
               (c) Default Elective Deferral Contribution Rate. An automatically-enrolled Participant shall be deemed to have elected an Elective Deferral Contribution rate equal to two percent (2%) of Compensation earned during the portion of the Plan Year subsequent to the date of automatic enrollment during which such individual is a Participant.
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               (d) Automatic Enrollment Notice Requirement. The Administrator, or its delegate, shall provide Eligible Employees with notice of such automatic enrollment (and an opportunity to revoke such automatic enrollment) within a reasonable period of time prior to the Participant’s Automatic Enrollment Date under this 5.2-2 and within a reasonable period before the beginning of each Plan Year.
               (e) Investment of Contributions. Contributions made pursuant to automatic enrollment will be invested in a qualified default investment alternative, as defined in regulations promulgated by the U.S. Department of Labor.
          5.2-3 Catch-up Contributions. Effective for Plan Years beginning after December 31, 2001, each Participant who:
               (a) is eligible to make Elective Deferral Contributions under this Plan; and
               (b) has attained or will attain age fifty (50) before the last day of the Plan Year, is eligible to make Catch-up Contributions in accordance with, and subject to, Code § 414(v). Catch-up contributions are those Elective Deferral Contributions, up to the applicable dollar limit set forth in Code § 414(v)(2)(B)(i), as adjusted for cost of living, that would exceed a contribution limit under the Code or the Plan if the provisions of Code § 414(v) were not applicable. Each Participant described in this Section 5.2-3 shall have the same right to elect Catch-up Contributions under this Plan. Catch-up Contributions must be allocated to separate Catch-up Contribution Accounts and will not be taken into account for purposes of the provisions of this Plan implementing Code §§ 401(a)(4) regarding nondiscrimination, 401(k)(3) regarding limits on elective deferrals by Highly Compensated Employees, 402(g) regarding limits on elective deferrals, or 416 regarding contributions by Key Employees (except as specifically provided in Article XII.)
          5.2-4 Changes to Deferral Election. During employment, a Participant may modify, suspend or resume Elective Deferral Contributions by any telephonic, electronic or written means established by the Administrator. Any such change shall be effective as of the first day of the next payroll cycle following processing of the change notification received by the Administrator; provided, however, that if the Administrator is not able to administratively process the change by such payroll date, the change shall be effective as soon as the administrative processing is complete. A Participant’s Elective Deferral Contributions election will be automatically suspended upon a Participant’s severance from employment with an Employer. A rehired Participant must reinitiate an Elective Deferral Contribution election in the manner specified by the Administrator.
          5.2-5 Excess Deferrals. “Excess Deferral” means, for a given calendar year, that amount by which each Participant’s total elective deferrals (as defined in Code § 402(g)(3)) under all plans of all employers exceeds the sum of the dollar limits in effect under Code § 402(g) for the calendar year and under Code § 414(v) for the taxable year, as annually indexed by the Secretary of the Treasury. For the Plan Year beginning on January 1, 2008, the Code § 402(g) dollar limit is
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$15,500, and the Code § 414(v) dollar limit is $5,000. The Plan Administrator will distribute any Excess Deferral, adjusted for investment gains and losses, to the Participant no later than April 15 of the calendar year immediately following the close of the calendar year for which the Excess Deferral is made. For Plan Years beginning on and after January 1, 2007, the adjustment for investment gains and losses shall include gains and losses from the close of the Plan Year in which the Excess Deferral arose through a date not more than seven days before the actual distribution date. If an Excess Deferral occurs because of deferral amounts under plans maintained by an Employer combined with deferrals under one or more plans not maintained by an Employer, the excess shall be distributed if the following conditions are satisfied:
     FIRST, the Participant notifies the Plan Administrator of the Excess Deferral by March 1 following the close of the year, unless the Plan Administrator waives the deadline; and
     SECOND, the notice specifies how much of the Excess Deferral is to be distributed from this Plan.
          5.2-6 Deferral and Catch-up Contributions Accounts. The amount by which Compensation is reduced, after adjustment for Excess Deferrals under Section 5.2-5, shall be that Participant’s Elective Deferral Contribution. The portion of the Elective Deferral Contribution that does not exceed the Plan provisions implementing Code § 401(k)(3) regarding limits on elective deferrals by Highly Compensated Employees, § 402(g) regarding limits on elective deferrals for all Participants, or § 415 regarding limits on annual additions shall be called the Basic Elective Deferral Contribution and shall be allocated to that Participant’s Basic Elective Deferral Account. The remainder of the Elective Deferral Contribution shall be called the Catch-up Contribution and shall be allocated to a Participant’s Catch-up Contributions Account.
     5.3 Designated Roth Contributions.
          5.3-1 Designation of Contributions. Beginning September 1, 2007, each Participant may make designated Roth contributions to the Plan. A designated Roth contribution is an Employee Contribution that is (a) designated irrevocably by the Participant at the time of deferral as a designated Roth contribution; (b) made in lieu of all or a portion of the pre-tax Elective Deferral Contributions the Participant is otherwise eligible to make under the Plan; (c) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not contributed the amount to the Plan. The Plan provisions set forth in 5.2-1 and 5.2-4 shall apply to designated Roth contributions by substituting “designated Roth contribution” for “Elective Deferral Contribution” each place that the latter term appears. In addition, designated Roth contributions are eligible for treatment as Catch-Up Contributions for Participants who will have attained age 50 by the last day of the calendar year in which the contribution is made.
          5.3-2 Separate Accounting. Designated Roth contributions, and gains, losses, and other credits or charges will be credited and debited to a separate designated Roth contributions account maintained for each Participant. No contributions other than designated Roth contributions
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(including designated Roth rollover contributions) and properly attributable earnings will be credited to each Participant’s designated Roth contributions account.
          5.3-3 Correction of Excess Amounts. In case it is necessary to make a distribution to a Participant due to a failure of the Plan to pass the ADP test set forth in 6.8, due to an excess deferral under Code Section 402(g), or due to an excess annual addition under Code Section 415(c), the Plan first will distribute a Participant’s pre-tax Elective Deferral Contributions plus earnings for the Plan Year and will distribute designated Roth contributions only to the extent necessary after distribution of the Elective Deferral Contributions. If the Plan re-characterizes and retains excess Elective Deferral Contributions that are treated as Catch-up Contributions in order to satisfy the ADP test, the Plan shall first re-characterize designated Roth contributions as Catch-up Contributions and shall then re-characterize pre-tax Elective Deferral Contributions, up to the limit for Catch-up Contributions in effect for the applicable Plan Year. If it is necessary to make a corrective distribution of designated Roth contributions, earnings attributable to the corrective distribution of designated Roth contributions shall be distributed to the same extent that a distribution of earnings on Elective Deferral Contributions would be required to effect a full corrective distribution of Elective Deferral Contributions.
     5.4 Employer Matching Contributions. Employer Matching Contributions on behalf of a Participant shall be made at a rate of $1.00 for each $1.00 of Eligible Elective Deferral Contributions made by that Participant during the Plan Year, as determined under 5.4-1.
          5.4-1 Eligible Elective Deferral Contributions. Only Elective Deferral Contributions for the Plan Year of less than or equal to the first four percent (4%) of a Participant’s Compensation that remain in the Plan through the Anniversary Date (the “Matchable Contributions”) shall be eligible to be matched by Employer Matching Contributions. Catch-up Contributions are not eligible for Employer Matching Contributions under any circumstances.
          5.4-2 Requirements For Match. A Participant may receive an Employer Matching Contribution only if such Participant completes at least one Year of Service and also either (i) is employed on the Anniversary Date, or (ii) has severed employment during the Plan Year due to death, Disability or Retirement and qualifies under 5.4-3 unless 5.4-4 applies. Such contributions, while allocable to Participants as described in this section, shall be credited to a Participant’s account only when actually received by the Trustee.
          5.4-3 Mid-year Terminations. A Participant whose mid-year severance of employment is on account of death, Disability or Retirement, who accumulated a Year of Service in such year prior to such severance, and whose entire Plan account remains undistributed as of the last day of the Plan Year of severance, shall share in the Employer Matching Contribution allocation for that year. Any other Participant whose employment with the Employer terminates during a Plan Year, and any year-end active Participant who fails to meet the Year of Service requirement, shall not share in the Employer Matching Contribution.
          5.4-4 Company Right to Modify. The Company reserves the right to increase the rate of Matching Contributions at any time prior to the end of a Plan Year and to otherwise modify,
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prior to any Plan Year, both the rate of Employer Matching Contributions and the level of Matchable Contributions for that Plan Year. The Company shall notify Participants in writing within a reasonable period of time for any Plan Year for which a change is effected.
          5.4-5 Highly Compensated Employee Allocation Restrictions. Effective for Plan Years commencing on and after January 1, 2002 and notwithstanding anything in 5.4 to the contrary, any Participant who is a Highly Compensated Employee and who is characterized as being “otherwise excludible” under Code section 410(b)(4) (i.e., one who has not met the requirements of Code section 410(a)(1)(A)) as of the last day of the Plan Year shall not receive an Employer Matching Contribution for that Plan Year, unless required by 12.4 if the Plan is “top heavy.”
     5.5 Time of Payment of Contributions. The Employer shall pay to the Trustee Employer Contributions for each Plan Year within the time prescribed by law, which may extend beyond the end of the Plan Year in accordance with Code § 404(a)(6). On or about the date of the payment, the Administrator shall be advised of the amount of the payment upon which the allocation shall be calculated.
     5.6 Plan Qualification. Notwithstanding any provisions in this Plan to the contrary, contributions to this Plan are made upon the condition precedent that this amended and restated Plan must be approved and qualified as meeting the requirements of Code § 401(a). Accordingly, the Employer reserves the right to amend this Plan, retroactively or otherwise, as may be required in order to obtain approval of the Plan from the Internal Revenue Service. If the amended Plan does not receive a favorable determination from the Internal Revenue Service and is thereafter terminated, all contributions made by the Employer and earnings thereon made after the effective date of this restatement shall be recovered by the Employer, provided that they are returned to the Employer within one (1) year after the date of denial of qualification of the Plan. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan before the Internal Revenue Service determines that the Plan qualifies under § 401(a) of the Code.
     5.7 Return of Mistaken and Nondeductible Contributions.
          5.7-1 Mistake of Fact. In the event that an Employer shall make an excessive contribution due to a mistake of fact, then pursuant to § 403(c)(2)(A) of ERISA, an Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and Trustee shall return that amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
          5.7-2 Disallowed Deduction. Employer contributions hereunder are made on the condition that such contributions are deductible under § 401(a) and § 404 of the Code. In the event that a deduction for any contribution hereto is disallowed and found not to be deductible by the Internal Revenue Service, or any other regulatory agency, the Employer may recover all or any portion of such contribution, provided it is returned to the Employer within one (1) year after the denial of the deduction.
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          5.7-3 No Participant Interest. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan that may be returned pursuant to 5.7 of this Plan.
     5.8 Military Leave Obligations. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Additionally, effective with respect to periods of qualified military service commencing on and after January 1, 2004, a Participant’s obligation to make loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.
          5.8-1 Returning Participant with Re-Employment Rights. The following provisions apply to each Participant who, immediately following a period of qualified military service, returns to employment with an Employer with reemployment rights protected by law.
               (a) Employer Profit Sharing Contribution. The Employer shall make Employer Profit Sharing Contributions for the period of the Participant’s qualified military service, based on a rate derived from the amount of contribution made to the Plan for each Plan Year in such period, and on the Compensation for the Participant (as determined in 5.8-2).
               (b) Elective Deferral Contributions. A Participant may make Elective Deferral Contributions to the Plan attributable to the period of qualified military service. Such contributions shall be paid within a period starting on the date of reemployment and continuing for the shorter of (1) three (3) times the length of the qualified military service that resulted in the reemployment rights or (2) five (5) years.
               (c) Matching Contributions. The Employer shall make Matching Contributions for a Participant who is reemployed from qualified military service based on the amount of Elective Deferral Contributions made by the Participant under 5.8-1(b).
          5.8-2 Compensation. Compensation for purposes of contributions under 5.8-1 shall be the amount described in 2.6 that the Participant would have received from the Employer during the period of qualified military service if employment had continued. Such amount shall be based on the rate of pay the Participant would have received in such period or, if such rate was not reasonably certain, the Participant’s average pay rate during the 12-month period of employment preceding the period of qualified military service or the entire period of employment if less than 12 months.
          5.8-3 Limitations. Contributions provided under 5.8-1 shall be subject to the limits provided in Article VI based on the Plan Years within the period of qualified military service to which the contributions relate in accordance with applicable law and regulations.
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2008 RESTATEMENT

     5.9 Rollover Contributions.
          5.9-1 General Rule. Subject to the approval of the Administrator, this Plan may accept an eligible rollover distribution on behalf of a Participant who is an Eligible Employee from any of the following:
               (a) a qualified plan described in Code § 401(a) or § 403(a);
               (b) an annuity contract described in Code § 403(b);
               (c) an eligible plan under Code § 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;
               (d) an individual retirement account or retirement annuity described in Code § 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.
For purposes of this Section 5.9, the plans and arrangements described in (a) through (d) are referred to as “the other plan.”
          5.9-2 Eligible Rollover Distribution. The rollover must be an eligible rollover distribution, as defined in Section 10.7 paid to or on behalf of the Participant either:
               (a) pursuant to participation of the Participant or the Participant’s deceased spouse in the other plan; or
               (b) pursuant to a qualified domestic relations order to the spouse or former spouse of a participant in the other plan.
In addition, with respect to rollover of any after-tax contributions, it must be possible for the Administrator to determine the amounts that would be includible and would not be includible in the distributee’s gross income (disregarding the rollover provisions of the Code) so that the separate accounting requirement of 8.6-2(a)(ii) can be satisfied.
          5.9-3 Qualified Transfer. The rollover must be paid in cash to the Trustee either:
               (a) by a direct transfer from the trustee(s) of the other plan or IRA; or
               (b) by payment from the Participant on or before the sixtieth (60th) day following the Participant’s receipt of the distribution from the other plan or IRA.
However, rollovers of after-tax contribution amounts described in section 10.7-2(a)(2) must be paid by means of a direct transfer from the other plan.
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          5.9-4 Rollover Account. The transferred amount accepted by the Plan shall be placed in the Participant’s Rollover Account, and shall be at all times fully vested and subject to the investment and distribution provisions of section 5.2, but shall not be considered a Participant Elective Deferral Contribution for purposes of the Employer Matching Contribution, contribution limits, or nondiscrimination requirements and limitations of this Plan and the Code, or as part of a Participant’s total account balance for purposes of the consent requirement under Section 10.1-1 for involuntary distribution of account balances. Rollovers of after-tax contribution amounts described in 10.7 will be accounted for separately.
          5.9-5 Designated Roth Rollover Contributions. Beginning September 1, 2007, the Plan will accept a rollover contribution to a Participant’s designated Roth contributions account only if it is a direct rollover from another Roth contributions account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). The rollover contribution will be accounted for in the Participant’s designated Roth contributions account and not as part of the Participant’s Rollover Account.
     5.10 Qualified Non-Elective Contributions.
          5.10-1 Generally. A “Qualified Non-Elective Contribution” (QNEC) means a non-elective contribution which is 100% non-forfeitable at all times, is subject to the distribution restrictions under 9.8, is allocated to the Participant’s QNEC Account as of a date within the Plan Year being tested, and is actually contributed to the Plan within the 12 month period immediately following such Plan Year. A QNEC under this 5.10 shall include Employer Profit Sharing Contributions treated as QNECs pursuant to 5.1-6 and shall be considered an Employer contribution for purposes of the Employer’s minimum employer contribution obligations under 12.4.1.
          5.10-2 Allocation of QNECs. QNECs will be allocated to the QNEC Account of each Participant who meets the eligibility requirements under 5.10-4 in reverse order of Compensation as provided for herein, subject to the limitations under 5.10-3. The QNEC will be allocated to the eligible Participant with the lowest Compensation until all of the QNEC has been allocated. If two or more eligible Participants have the same Compensation, the QNEC will be allocated equally to each eligible Participant until all of the QNEC has been allocated. If any QNEC remains unallocated, this process is repeated for the eligible Participant(s) with the next lowest level of Compensation in accordance with this paragraph until all of the QNEC is allocated, within the limits provided under 5.10-3. The portion of any QNEC that cannot be allocated due to the limitations under 5.10-3 shall be treated as an additional Employer Profit Sharing Contribution and allocated pursuant to 5.1.
          5.10-3 QNEC Allocation Limits. The maximum QNEC allocated to any eligible Participant shall not exceed the least of:
               (a) the amount sufficient to satisfy the ADP or ACP test(s) under 6.8;
               (b) the Participant’s Annual Addition Limitation for the Plan Year under 6.6; or
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2008 RESTATEMENT

               (c) the amount equal to the Participant’s Compensation multiplied by the greater of:
                    (1) five percent (5%); or
                    (2) two times the Plan’s Representative Contribution Rate.
          5.10-4 QNEC Eligibility. Eligibility to receive QNEC allocations for a Plan Year is limited to Participants who, as of the last day of such Plan Year, are: (a) Non-Highly Compensated Employees; (b) eligible to receive Employer Matching Contributions pursuant to 5.3-2; and (c) not included in the “otherwise excludible” testing group under 6.8-2.
          5.10-5 Representative Contribution Rate. The “Representative Contribution Rate” for purposes of 5.10-3(c)(2) is the lowest Applicable Contribution Rate of any eligible Participant among a group of eligible Participants that consists of half (50%) of all eligible Participants for the Plan Year or, if greater, the lowest Applicable Contribution Rate of any eligible Participant in the group of all eligible Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year.
          5.10-6 Applicable Contribution Rate. The “Applicable Contribution Rate” under 5.10-5 for an eligible Participant equals the Participant’s QNEC allocation for a Plan Year divided by the Participant’s Compensation for the same period.
          5.10-7 Compensation for QNEC Purposes. Compensation for purposes of this 5.10 is Compensation under 6.8-2(d).
          5.10-8 Investment of QNEC Accounts. A Participant’s QNECs will be invested in the same manner as his or her election for future Elective Deferral Contributions.
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     ARTICLE VI. ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST FUND
     6.1 Allocation of Contributions and Forfeitures.
          6.1-1 Participant Accounts. The Company, or its delegated third party administrative service provider, under the supervision of the Retirement Committee, shall keep such separate accounts for each Participant as may be necessary to administer the Plan properly and to accurately reflect the value of the account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or units or both, as determined appropriate by the Company so that there may be determined as of any Valuation Date the (a) current value of the Participant’s account in the Trust Fund and (b) adjustments from the previous Valuation Date that have produced such value. The Company, or its delegate, shall furnish each Participant a statement showing contributions to date, account balances and vested interests. Such statement shall be furnished no less frequently than annually.
          6.1-2 Valuation Changes. Each Participant’s account shall be adjusted to reflect net income, gain or loss, since the previous Valuation Date, as provided in 6.2. For this purpose, Participant accounts are determined on a cash basis, not an accrual basis. Any appreciation or depreciation in the value of a Participant’s account will apply only to amounts actually invested under that Participant’s account.
     6.2 Valuation and Allocation of Trust Fund. The Trust Fund shall be valued and allocated on each Valuation Date. As of the close of trading on each Valuation Date, the fair market value of each Participant’s account shall be determined as follows:
FIRST, credit or charge, as appropriate, to the proper accounts all contributions, transfers, payments, fees, forfeitures, withdrawals or other distributions made to or from such accounts since the last Valuation Date and that have not been previously credited or charged.
SECOND, credit or charge, as applicable, each account with its share of the appreciation or depreciation in the fair market value of the investments held in each account since the previous Valuation Date. Such appreciation or depreciation will reflect investment income, unrealized gains and losses, other investment transactions and expenses paid from the Plan Assets and other charges properly payable by the Plan in accordance with 17.8.
     6.3 Investment of Contributions. All Contributions and investment earnings, gains or losses thereon, credited to a Participant’s account shall be invested and reinvested in one or a combination of investment funds to be established by the Trustee as provided in the Nordstrom Retirement Plan Participant Investment Appendix attached hereto and incorporated into this 6.3 by this reference.
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     6.4 Allocation Does Not Vest Rights. The fact that an allocation is made and credited to the account of a Participant does not vest in the Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.
     6.5 Forfeiture Suspense Account.
          6.5-1 Assets Pending Allocation. Any amounts forfeited pursuant to sections 8.2, 8.3 or 10.8 shall be held in an account to be known as the “forfeiture suspense account” until allocated pursuant to section 6.5-3.
          6.5-2 Investment of the Forfeiture Suspense Account. The forfeiture suspense account referred to in this section shall be invested in a liquid form of investment as determined appropriate by the Company.
          6.5-3 Allocation of Forfeitures held in the Forfeiture Suspense Account. The forfeiture suspense account will be used first to restore any previously forfeited amounts under section 10.8-2, and then to reduce Company contributions as provided under section 5.1-4.
     6.6 Limitation on Annual Additions.
          6.6-1 Annual Maximum for All DC Plans. Notwithstanding any provisions of this Plan to the contrary, when taking into consideration all defined contribution Plans maintained by Employer, the maximum “annual addition” that may be contributed or allocated to a Participant’s account or accounts for any Limitation Year may not exceed the lesser of (1) $40,000 or (2) one hundred percent (100%) of the Participant’s Compensation. The $40,000 “dollar limitation” shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury. For the Plan Year beginning January 1, 2008, the limit is $46,000.
          6.6-2 Annual Addition. With respect to each Participant, “annual addition” means the sum of the following amounts allocated to a Participant for the Limitation Year: (1) Employer contributions (including Elective Deferral Contributions and Designated Roth Contributions, but excluding Catch-up Contributions), (2) the amount of the Participant’s contributions determined without regard to any Rollover Contributions or loan repayments, and (3) forfeitures. In addition, contributions to the following types of arrangements are considered contributions to defined contribution plans for purposes of Code § 415: (1) amounts allocated to an individual medical account of a pension or annuity plan established pursuant to Code § 401(h), and (2) amounts attributable to post-retirement medical benefits allocated pursuant to § 419(A)(d)(2) of the Code to the separate account of individual who is or was a Key Employee during the Plan Year or any preceding Plan Year.
          6.6-3 Combined Employers. For purposes of applying the limitations under 6.6, all members of a controlled group of corporations (as defined by Internal Revenue Code § 414(b) but modified by Code § 415(h)) or of an affiliated service group (as defined by Internal Revenue Code § 414(m)) of which Employer is a member, and all employers which are under common control with Employer (as defined by Internal Revenue Code § 414(c) but modified by Internal
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Revenue Code § 415(h), and any other entity required to be aggregated with the Employer pursuant to regulations under Code § 414(o), will be considered a single employer.
          6.6-4 Compensation for 6.6. For the sole purpose of determining the contribution limitation under 6.6, an Employee’s compensation for a Limitation Year shall be defined to include earned income, wages, salaries and fees for professional services and other amounts paid or includible in gross income for the Limitation Year for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid for sales, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), excluding the following (a) and (b), but including (c), as applicable:
               (a) Deferred Compensation Excluded. Contributions to a qualified or nonqualified plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation are excluded from compensation for 6.6.
               (b) Stock Benefits Excluded. Amounts realized from the exercise of a nonqualified stock option; or when restricted stock (or property) held by the Employee either becomes freely transferable or no longer is subject to a substantial risk of forfeiture; or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option are excluded from compensation for 6.6.
               (c) Certain Other Non-Taxable Amounts Included. For Plan Years beginning after December 31, 1997, any elective deferral (as defined in Code Section 402(g)(3)), and any amounts contributed by the Employer at the election of the Employee which are not includible in the gross taxable income of the Employee by reason of Code Section 125 or 132(f) are included in compensation for 6.6.
     6.7 Allocation of Excess Additions. If an allocation would have been made to a Participant’s account, but for a limitation in Section 6.6, then any such excess shall be disposed of in a manner permitted under the Employee Plans Compliance Resolution System, or similar program, which may include the following:
          6.7-1 Excess Attributable to Elective Deferrals. If the excess is attributable to amounts contributed by the employee as Elective Deferrals, then any Elective Deferrals, and any income attributable thereto, to the extent they would reduce the excess amount, may be returned to the Participant.
          6.7-2 Remainder to Suspense Account. Any excess addition that is not attributable to Elective Deferrals and remaining after the application of 6.7-1, may be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied under the Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent that it may not then be allocated to any Participants’ accounts.
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          6.7-3 Multiple DC Accounts. In the event that Employer maintains two (2) or more defined contribution plans and the total annual additions to all plans exceeds the limitation contained in Section 6.6 above, the provisions of 6.6 shall be applied to all profit sharing plans to the extent necessary to comply with Section 6.6.
          6.7-4 Code Section 415. The intent of 6.6 and 6.7 is to set forth the basic rule implementing Code section 415 so that, for each Plan Year, the Plan satisfies the contribution limitations of the Code and applicable regulations. The provisions of 6.6 and 6.7 shall be applied in a manner consistent with Code § 415 and applicable guidance.
     6.8 Contribution Limits for Highly Compensated Employees.
          6.8-1 Non-Discrimination Tests. For each Plan Year, the Plan shall satisfy the nondiscrimination tests in Code sections 401(k)(3) and 401(m) in accordance with Treasury Regulation sections 1.401(k)-2 and 1.401(m)-2. The applicable Code and Regulation sections are incorporated by this reference. The following provisions shall be applied in a manner consistent with such Code and Regulation sections.
          6.8-2 Determining the ADP and ACP. For each Plan Year, the Committee shall determine the Actual Deferral Percentage (“ADP”) and the Actual Contribution Percentage (“ACP”) of the Eligible Employees who are Highly Compensated Employees under 2.13 and the ADP and ACP of the remaining Eligible Employees in two separate groups. Employees under age 21 or who have less than one Year of Service as of the end of the Plan Year are one group (the “otherwise excludable group”), and all other Employees are the other group. The “otherwise excludable group” shall not consist of any Highly Compensated Employees. The ADP and ACP shall be determined as follows:
               (a) The ADP (and ACP) for the Highly Compensated Employees and for the remaining Employees is the average of the Actual Deferral Rates (or Actual Contribution Rates) for all eligible Employees within their respective groups. The ADP (and ACP) for a group of eligible Employees shall be calculated to the nearest hundredth of a percentage point.
               (b) An Employee’s Actual Deferral Rate (“ADR”) is the sum of that individual’s Basic Elective Deferral Contributions and QNECs for the Plan Year, divided by such Employee’s Compensation under (d). The ADR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:
                    (1) Elective Deferral Contributions made pursuant to 5.8-1(b) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee’s ADR for the Plan Year for which the Basic Elective Deferral Contributions are made or for any other Plan Year.
                    (2) Excess Deferrals which exceed the limitations under Code § 402(g)(3) shall be taken into account as Basic Elective Deferral Contributions when determining a
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Highly Compensated Employee’s ADR for the Plan Year, even if those Excess Deferrals are distributed pursuant to 5.2-5.
                    (3) Excess Deferrals which exceed the limitations under Code § 402(g)(3) shall not be taken into account as Basic Elective Deferral Contributions when determining a Non-Highly Compensated Employee’s ADR for the Plan Year, to the extent such deferrals are prohibited under Code § 401(a)(30). However, to the extent such amounts are not prohibited under Code § 401(a)(30), they shall be taken into account for ADR purposes, whether or not distributed pursuant to 5.2-5.
               (c) An Employee’s Actual Contribution Rate (“ACR”) is that individual’s Employer Matching Contributions for the Plan Year, divided by such Employee’s Compensation under (d), subject to (e). The ACR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:
                    (1) Employer Matching Contributions made pursuant to 5.8-1(c) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee’s ACR for the Plan Year for which the Employer Matching Contributions are made or for any other Plan Year.
                    (2) Any Employer Matching Contributions that are forfeited because the Elective Deferral Contributions to which they relate are treated as Excess Contributions or Excess Deferrals shall not be taken into account when determining an Employee’s ACR for the Plan Year.
               (d) Compensation for ADR and ACR purposes is Compensation under 2.6, or such other definition of compensation permitted by Code section 414(s) in lieu thereof. Only Compensation earned while an Eligible Employee shall be considered for this purpose.
               (e) The Committee may for any Plan Year treat Basic Elective Deferral Contributions or QNECs not needed to pass the ADP test as Employer Matching Contributions for purposes of the ACP test. No single contribution may be used in both tests.
               (f) The following shall be aggregated to determine the ADR and the ACR:
                    (1) All Plans that are aggregated with this Plan under Code sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test).
                    (2) All cash and or deferred arrangements sponsored by the Employer in which the same Highly Compensated Employee is eligible to participate.
          6.8-3 ADP and ACP Limitations. Neither the ADP nor the ACP of the Highly Compensated Employees may exceed the greater of the following:
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               (a) 1.25 times the ADP or ACP of the remaining employees for the appropriate Plan Year.
               (b) 2 percentage points higher than the ADP or ACP of the remaining employees, up to 2 times such ADP or ACP for the appropriate Plan Year.
          6.8-4 ADP and ACP Testing Methodology.
               (a) Generally. The Plan elects to use the current year testing method in computing the ADP and ACP for Non-Highly Compensated Employees under the nondiscrimination rules of Code sections 401(k) and 401(m).
               (b) Incorporation of Regulations. For purposes of the limitations under this 6.8, the provisions of Code sections 401(k)(3) and 401(m)(3) together with their specific underlying Treasury Regulations and subsequent Internal Revenue Service guidance are hereby incorporated into this Plan by reference.
     6.9 Correcting Excess Contributions.
          6.9-1 Determine the Excess Contribution Amounts. If the ADP or ACP of the Highly Compensated Employees exceeds the limits in 6.8-3, the Committee shall adjust the contributions for certain Highly Compensated Employees, as follows:
               (a) Correcting for ADP Failures. If the ADP limit is exceeded, Basic Elective Deferral Contributions shall be reduced taking the highest individual dollar amount first. Basic Elective Deferral Contributions reduced under this provision shall not be eligible for Employer Matching Contributions.
               (b) Correcting for ACP Failures. If the ACP limit is exceeded, Employer Matching Contributions shall be reduced taking the highest individual dollar amount first.
          6.9-2 Excess Contribution Reductions. Amounts reduced under 6.9-1 shall be forfeited, withheld or distributed as follows:
               (a) Any amount reduced from Employer Matching Contributions shall be forfeited, with related earnings, as follows:
                    (1) Any amount reduced under 6.9-1(b) shall be forfeited to the extent of any unvested balance in the Employer Matching Contribution account of the Highly Compensated Employee to whom it applies. The unvested balance shall be determined before the reduction.
                    (2) Amounts forfeited shall be treated in accordance with 6.5.
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               (b) Any Employer Matching Contribution for which eligibility is lost under 6.9-1(a) because a Basic Elective Deferral Contribution was reduced shall not be contributed and thus shall neither be forfeited nor distributed.
               (c) Subject to (d) and (e), any contributed amount not forfeited under (a) shall be distributed to the Highly Compensated Employees to whom it applies. The distribution shall be adjusted for allocable gain or loss, determined under applicable Regulations, for the Plan Year in which the excess arose (“Plan Year income”). Distribution of such amounts generally may be made within two and one-half (2 1/2) months after the end of the Plan Year to which the excess applies (six months for any Plan Year beginning after December 31, 2007 in which the Plan is determined to include an eligible automatic contribution arrangement as defined in Code § 414(w)(3)) and in any event by the end of the following Plan Year.
               (d) A distribution under (c) because of an ADP limitation shall be reduced by the amount of any Excess Deferral previously withdrawn under 5.2-5 for the same Plan Year.
               (e) In addition to adjustment for Plan Year income under (c), for the Plan Years beginning January 1, 2006 and January 1, 2007, the distribution shall be further adjusted for gain or loss for the “gap period” (the period after the close of the Plan Year and prior to the distribution) (“gap period income”). Gap period income shall be determined using the “safe harbor method” prescribed under Treas. Reg. sections 1.401(k)-2(a)(2)(iv)(D) and 1.401(m)-2(a)(2)(iv)(D). Specifically, gap period income on Excess Contribution Amounts shall be equal to ten percent (10%) of the Plan Year income as determined in (c) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. When calculating the number of calendar months that have elapsed for purposes of this paragraph, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a corrective distribution that is made after the fifteenth day of a month is treated as made on the last day of the month. The gap period income provisions shall not apply to Plan Years beginning after December 31, 2007.
ARTICLE VII. INVESTMENT IN INSURANCE CONTRACTS
     7.1 Purchase of Insurance. Effective from and after February 1, 1992, no additional policies of life insurance will be purchased by the Plan. Policies of ordinary or whole life insurance purchased prior to February 1, 1992, may be continued in effect, subject to the limitations contained elsewhere in this Article VII. The Administrator shall continue to direct payment of premiums on such previously purchased policies for all Participants until such time as a Participant affirmatively elects to surrender or cancel the policy. The Administrator will pay premiums from assets held in the Participant’s Plan account, or, if the assets in the Participant’s Plan account are not sufficient to pay the premiums required to keep the policy in force, the Administrator will use the policy’s cash surrender value to the extent necessary to pay policy premiums. If a Participant affirmatively elects to purchase, surrender or cancel an insurance policy, the Administrator shall transfer, surrender or cancel the policy and allocate the proceeds to the Participant’s other investment accounts.
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     In no event may any premiums on whole life insurance be paid under this Plan for a Participant, if the aggregate premiums for that insurance exceed forty-nine percent (49%) of the aggregate of the contributions allocated to such Participant at any time.
     7.2 Trustee Shall Own the Policy. Each contract issued shall provide, and the application therefor shall request, that a Trustee, subject to the terms and conditions of a Trust Agreement entered into by Employer, shall be the owner of the contract. Any and all rights provided under the contract or policy, or permitted by the insurance company, shall be reserved to that Trustee. Such rights shall include the right to surrender, reduce or split the policy, the right to name and change the payee to receive policy benefits on the happening of any contingency specified in the policy, the right to exercise any loan provisions to pay the policy premium or for any other reason, and such other rights as may be reserved to the owner of the policy. The listing of rights above shall not be construed as a limitation on the Trustee. However, the exercise of the rights reserved to the Trustee as owner of the policy shall be subject to and pursuant to the direction of the Administrator.
     7.3 Premiums, etc. The Trustee shall maintain possession of any policy purchased and shall pay the premiums as each premium falls due, unless the Administrator directs otherwise. Dividends may be used in reduction of any such premium, may be applied in any other manner permitted by the insurance company or may be taken in cash by the Trustee, as the Administrator determines from time to time. If, at any time, the Administrator shall decide as an investment matter that the premium on any policy is not to be paid in cash from the Participant’s account, the Administrator, in its sole discretion, shall direct the Trustee whether such premium is to be paid by policy loan (if the policy contains such a provision), whether the policy is to be continued as a paid-up policy, whether use is to be made of any extended insurance option available under the policy, or whether some other action is to be taken under the policy. Any policy loans shall be proportionate to the loan values of the insurance contracts. In any determination of the Administrator, all Participants similarly situated shall be treated the same. Before directing a Trustee to take any action other than payment of premiums in cash, the Administrator must give the Participant an opportunity either to pay the premium in cash from his or her own funds or to purchase the policy from the Trustee for its fair market value. Any premium received by the Trustee from the Participant shall be paid to the insurance company. If the Participant purchases the policy, the Trustee shall transfer the policy to him/her free and clear and shall add to his or her account the amount paid by such Participant.
     7.4 Proceeds and Benefits of Policy. Upon the death of a Participant on whose life the Trustee holds a policy payable to it, the Trustee may collect the proceeds, in which case such proceeds shall be turned over to the Participant’s beneficiary, or the Trustee may assign to such beneficiary the policy and all rights thereunder, or the Trustee may direct the insurance company to make payment to such beneficiary in such manner as may be permitted by the insurance contract. The action taken by the Trustee shall be as directed by the Administrator, in its sole discretion, after consideration of the needs of the beneficiary and the intention of the Participant as indicated in the last direction filed with the Administrator and the Trustee by the Participant prior to his or her death. Such intention or direction, however, shall not of itself create in any
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way a vested right, either in the Participant or his or her beneficiary, nor shall it alter the provisions of this Agreement.
     7.5 Disposition of Policy. When any Participant whose policy is held hereunder reaches his or her retirement age, or severs employment, or if this Plan and Trust Fund terminates, the Administrator shall direct the Trustee as to the disposition of the policy so that the provisions of this Plan covering disposition of the account of the Participant in the happening of any such event, may be effected. If a Participant elects to receive a distribution of benefits as provided in Article X, the Participant may elect one of the following options with respect to the policy:
          7.5-1 Distribution. The Participant may elect a distribution of the policy, free and clear of any lien or interest of the Trust, the Trustee, or the Plan.
          7.5-2 Surrender. The Participant may instruct the Administrator to direct the Trustee to surrender or cancel the policy, and the cash surrender value of the policy will be distributed to the Participant.
          7.5-3 Purchase. The Participant may purchase the policy from the Trustee by paying the policy’s fair market value to the Trust. The Participant must use non-Plan funds to purchase the policy. Upon the Trust’s receipt of the full purchase price, the policy will be transferred to the Participant, free and clear of any lien or interest of the Trust, the Trustee, or the Plan.
If the Participant elects to receive a distribution without specifying distribution, surrender, or purchase of the policy, the Trustee shall surrender or cancel the policy, and the cash surrender value of the policy will be distributed to the Participant.
If the Participant reaches his or her retirement age and does not elect to receive a distribution of Plan benefits, the Trustee shall continue to hold any insurance policy for the benefit of the Participant (provided that that the policy premiums can be paid from the Participant’s account as provided in 7.1), unless the Participant (1) elects to purchase the policy by paying to the Trustee the policy’s fair market value, or (2) elects to surrender or cancel the policy under 7.1. If the policy premiums cannot be paid from the Participant’s account for any reason, the policy will be surrendered or canceled, unless the Participant affirmatively elects to purchase the policy from the Plan. Any amount received by the Trustee as a result of any purchase, cancellation or surrender of the policy shall be added to the account of the Participant and disposition or distribution made as provided elsewhere in this Plan.
     7.6 Insurer’s Responsibility. No insurance company that issues a policy under the Plan will thereby become a party to the Plan or the related Trust Agreements. The liability of any such insurance company shall be only as provided in any policy it may issue. The insurance company shall be fully protected from all liability in accepting premium payments from the Trustee and in making payments to the Trustee, or on direction of the Trustee or the Administrator, without liability as to the application of such payments.
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2008 RESTATEMENT

ARTICLE VIII. VESTING OF BENEFITS
     8.1 Vested Interest. A Participant is always 100 percent vested in Elective Deferral and Rollover Contributions to the Plan and is also 100 percent vested upon reaching the Normal Retirement Date under Section 9.1 while still an Employee. When a Participant’s employment is severed for reasons other than Retirement, Disability, death, or cause (as defined in 8.2) he or she will receive a percentage of the amount in his or her account derived from Employer Profit Sharing Contributions and Employer Matching Contributions based on his or her completed Years of Service.
          8.1-1 Vesting Service. For purposes of determining a Participant’s vested interest, the applicable computation period shall be the Plan Year for years commencing prior to January 31, 1986, and the Payroll Year thereafter. A Participant shall receive a Year of Service for vesting for the Plan Year ending January 31, 1986, and for the Payroll Year ending December 31, 1987.
          8.1-2 Vesting Schedules.
               (a) Pre-2000 Profit Sharing Contributions. A Participant’s vested interest in Employer Profit Sharing Contributions attributable to Years of Service before January 1, 2000 will be determined in accordance with the following schedule:

Years of Service	Vested Interest
Less than 3 years	0
3 years	20
4 years	40
5 years	60
6 years	80
7 or more years	100
               (b) Post-1999 Profit-Sharing Contributions. A Participant shall be immediately one hundred percent (100%) vested in Employer Profit Sharing Contributions attributable to Years of Service after December 31, 1999.
               (c) Matching Contribution — Employed Before Certain Dates. Each Participant credited with at least one Hour of Service prior to January 1, 2000, and each Participant who was an employee of Nordstrom Direct, Inc. on December 31, 2002, shall be one hundred percent (100%) vested in the Employer Matching Contribution accounts.
               (d) Matching Contribution — Employed After Certain Dates. The vested interest of each Participant who does not have at least one (1) Hour of Service earned prior to
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January 1, 2000 and for each Participant whose first Hour of Service is with Nordstrom Direct, Inc. after December 31, 2002, is determined under the following table:

Years of Service	Vested Interest
Less than 1 year	0%
1 year	33%
2 years	67%
3 or more years	100%
               (e) Top Heavy Plan. For each Plan Year in which the Plan is considered top heavy under Article XII, the schedule in Section 12.4 will be substituted for the schedules set forth in this section if the Section 12.4 schedule would result in a greater vesting percentage.
          8.1-3 Participant Election if Vesting Schedule Amended. If the Plan’s vesting schedule is amended, whether by this amended and restated Plan, or by subsequent amendment, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of a Participant’s account, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule under Article XII, each Participant with at least three (3) Years of Service with the Employer may elect, within the period described below, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five (5) Years of Service” for “three (3) Years of Service” above.
               The period during which the election of the prior vesting schedule may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
               (a) Sixty (60) days after the amendment is adopted;
               (b) Sixty (60) days after the amendment becomes effective; or
               (c) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.
     8.2 Forfeiture of Benefits for Certain Causes. Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant or former Participant to receive or to have paid to any other person and the right of any such other person to receive Employer Profit Sharing or Employer Matching Contributions hereunder shall terminate and shall be forever forfeited if such Participant’s employment with the Employer is severed because of his or her fraud, embezzlement or dishonesty or any willful act which injures the Employer or the Employee’s fellow workers. This section shall be inapplicable as of the earliest of the following dates:
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          8.2-1 the date the Participant meets the requirements for normal retirement benefits under 9.1;
          8.2-2 the date the Participant completes three (3) Years of Service (five (5) Years of Service with respect to Employer Profit Sharing Contributions made before January 1, 2007);
          8.2-3 the date the Plan terminates; or
          8.2-4 the date contributions to the Plan have been completely discontinued.
Notwithstanding the provisions of 8.2, if the Plan becomes a top heavy plan as defined in 12.2, only that portion of a Participant’s account which is not vested under the vesting schedule set forth at 12.4 of this Plan shall be subject to forfeiture.
     8.3 Forfeiture of Nonvested Portion of Account. Except as provided herein, if a Participant severs employment with an Employer, the nonvested portion of the severed Participant’s account will be forfeited at the earlier of:
               (a) the date the entire vested portion of the Participant’s account is distributed; or
               (b) the date on which the Participant completes five (5) consecutive one-year Breaks in Vesting Service.
The forfeited amount will initially be held in the “forfeiture suspense account” referred to in Section 6.5. For purposes of this section, if the vested value or vested percentage of a Participant’s account balance is zero (0) on the date of such Participant’s severance of employment, the Participant shall be deemed to have received a distribution of his or her entire account on the date of severance.
     8.4 Reinstatement of Nonvested Portion of Account. If a Participant who ceases to be an Employee is subsequently reemployed as an Employee before incurring five (5) consecutive one-year Breaks in Vesting Service, any amount forfeited pursuant to 8.3(a) shall be restored to the Participant’s account, and Years of Service before the Break in Vesting Service will be taken into account to determine the vesting percentage in the reinstated benefit; provided that the Participant repays the amount previously distributed before the earlier of (1) the fifth (5th) anniversary of his or her reemployment date or (2) the close of the first period of five (5) consecutive one-year Breaks in Vesting Service following the withdrawal.
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     8.5 Service After Severance from Employment.
          8.5-1 Service After a Break in Vesting Service.
               (a) Account Before the Break. Years of Service after five (5) consecutive one-year Breaks in Vesting Service shall not increase the Participant’s vested interest in his or her account for benefits accrued before such Breaks in Vesting Service.
               (b) Account After the Break. No service prior to a Break in Vesting Service will be taken into account in determining a Participant’s vested interest in his or her account after the Break in Vesting Service until the Participant has completed one Year of Service after such break.
                    (1) General Crediting Rule. Upon completing a Year of Service after reemployment, the Participant shall be credited with all Years of Service, including Years of Service prior to the Break in Vesting Service which have not been forfeited under (b)(2) below, in determining such Participant’s vested interest in that portion of the Participant’s account balance attributable to contributions, earnings and losses after the Break in Vesting Service. This 8.5-1(b)(1) shall apply to any Participant who, at the time of severance of employment, either was vested in his or her Employer Profit Sharing or Employer Matching Contribution Accounts or had an account that was subject to the limitations of 9.8 (i.e., an Elective Deferral Account or a QNEC Account).
                    (2) Exclusion of Forfeited Service. This provision applies to a Participant who experiences a Break in Vesting Service prior to acquiring a nonforfeitable interest under the Plan, and who subsequently is reemployed by an Employer. This paragraph does not apply to a Participant who at the time of severance of employment had an Elective Deferral Account or a QNEC Account because such a Participant is deemed to have acquired a nonforfeitable interest under the Plan for purposes of this 8.5-1(b)(2). If this paragraph applies to a Participant and the Participant’s number of consecutive one (1) year Breaks in Vesting Service equals or exceeds the greater of (i) five (5), or (ii) the aggregate number of his of her Years of Service, whether or not consecutive, completed prior to such Break in Vesting Service (other than Years of Service which may be disregarded on account of a prior Break in Vesting Service), Years of Service before the Break in Vesting Service shall not be counted for the purpose of determining the vested percentage of the Participant’s account balance derived from Employer contributions to the Plan on the Participant’s behalf after such Break in Vesting Service.
          8.5-2 Return to Service Before a Break in Vesting Service. If a Participant severs employment with an Employer and subsequently returns to the service of an Employer without having incurred a Break in Vesting Service, those Years of Service prior to a Participant’s severance from employment shall be credited on behalf of the Participant in determining the Participant’s vested interest under the Plan.
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          8.5-3 Prior Plan Forfeitures and Exclusions. Notwithstanding anything to the contrary in this Article VIII, Years of Service permitted to be disregarded under the terms of a prior version of the Plan while then in effect, shall continue to be disregarded under the terms of this Plan.
     8.6 Forfeiture Reallocation. Notwithstanding anything herein to the contrary, in the event of a severance for cause pursuant to 8.2, the Participant’s entire account shall be forfeited immediately and allocated as of the next valuation date as provided in 6.5. In the event of severance other than pursuant to 8.2, the forfeited portion of a Participant’s account shall be allocated as of the Anniversary Date next following the date of severance, as provided in 6.5.
     8.7 Maternity/Paternity/Family Absences. If a Participant is absent from employment due to a “qualified family absence” then the Participant will be credited with certain Hours of Service on account of such absence to the extent necessary, and only to the extent necessary, to avoid a Break in Vesting Service and a Permanent Break in Eligibility Service. The term “qualified family absence” shall mean absence (a) by reason of a Participant’s pregnancy, (b) by reason of the birth of a child to the Participant, (c) by reason of the placement of a child for adoption by the Participant, (d) for purposes of caring for a child during a period immediately following the birth or placement by adoption of that child, or (e) by reason of circumstances which qualify as family leave under the Family and Medical Leave Act of 1993 (PL 103-3) and the regulations thereunder. All absences on account of a single child shall be aggregated and treated as a single absence. The Participant shall be credited with the number of Hours of Service equal to the Hours of Service that the Participant would have been credited on account of the normal work schedule of such Participant prior to the absence, but in no event will Participant be credited with more than five hundred one (501) hours on account of a single absence. In the event that a Participant’s normal working schedule is unknown or cannot be determined, Participant shall be credited with eight (8) Hours of Service for each regular working day.
          8.7-1 Hours of Service. Hours of Service on account of a qualified absence shall be credited to the Participant during the Plan Year in which the absence begins if necessary to prevent a Break in Vesting Service in that Plan Year, or if such hours are not necessary to prevent a Break in Vesting Service in that Plan Year, such hours shall be credited to the Participant in the next succeeding Plan Year. Hours of Service on account of a qualified absence shall also be credited if necessary to prevent a Permanent Break in Eligibility Service.
          8.7-2 Uniform Rules. The Plan Administrator shall adopt uniform and reasonable rules for verification of the purpose of absences as well as determination of the number of days for which there was such an absence. Failure of a Participant to submit appropriate documentation in a timely manner pursuant to such rules will result in no credit being given for the period of the absence.
     8.8 Special Vesting on Store or Facility Closure. Effective during and after 1994, whenever a store or facility is completely closed, the following 8.8-1 through 8.8-3 shall apply to those Participants employed at the store or facility at the time of closure who, after the closure, do not become employed by Employer in another capacity:
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          8.8-1 Administrator Determinations. The Administrator shall have complete discretion and power to determine whether a closure has occurred under (a) below, and, if so, whether either or both of the following (b) or (c) shall apply to each such former employee. The written terms of such Administrator determination hereby are incorporated by this reference as part of this Plan.
               (a) Closure Defined. Closure means the stoppage of all functions at a particular location as determined by the Administrator in its discretion, taking into account such facts and circumstances as the Administrator deems appropriate.
               (b) Vesting. The Administrator has discretion whether or not to increase the vesting percentage, as applied to the pre-closure account attributable to Employer contributions, for (1) the year of closure or (2) such individual’s total period of pre-closure service.
               (c) Contribution. The Company has discretion to decide whether or not former employees who have an account balance at the end of the year of closure will receive a contribution for the year of closure based on Compensation earned during such year, notwithstanding the fact that they are not employed on the Anniversary Date.
          8.8-2 Severance Defined. A Participant is deemed to have severed employment as a result of the closure if such Participant was employed by such store or facility on the date of the closure, and is not employed at another store or facility of the Employer within ninety (90) days after the date of Participant’s severance of employment connected with the closed store or facility. A Participant will not be treated as having commenced work for an Employer if the Participant works less than forty (40) hours during such ninety (90) day period.
          8.8-3 Reemployment. Participants reemployed after receiving closure benefits under 8.8-1 in their pre-severance account nonetheless will be subject to the vesting schedule contained at 8.1, disregarding any special vesting credit under 8.8-1, with respect to the amount of the account attributable to contributions made for service after reemployment.
ARTICLE IX. ELIGIBILITY TO RECEIVE BENEFITS
     9.1 Normal Retirement Benefits. A Participant shall be eligible for normal retirement benefits upon attaining age sixty (60), which is the Normal Retirement Date under the Plan. Distribution of benefits on severance of employment at or after the Normal Retirement Date shall be made in accordance with the provisions of Article X. Any Participant who continues to work for an Employer after the Normal Retirement Date may, pursuant to 10.3, direct the Administrator to defer distribution of the Participant’s account until after the Participant’s actual severance of employment.
     9.2 Disability Benefits. Upon a Participant’s Disability, prior to his or her Normal Retirement Date or other severance of employment, the Participant shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant’s Disability by the Administrator. All amounts credited to a Participant’s account shall
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become fully vested upon the Participant’s Disability prior to his or her Normal Retirement Date or other severance of employment. Distribution of benefits on account of Disability shall be made in accordance with the provisions of Article X.
     9.3 Death Benefits. Upon a Participant’s death before his or her Normal Retirement Date, or other severance of employment, the Participant’s designated beneficiary shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant’s death by the Administrator. All amounts credited to a Participant’s account shall become fully vested upon the Participant’s death prior to his or her Normal Retirement Date or other severance of employment. Distribution of benefits on account of Participant’s death shall be made to the surviving beneficiary or beneficiaries designated by the Participant or determined as provided herein, in accordance with the provisions of Article X.
          9.3-1 Designation of Beneficiary. At the time of hire an Employee may designate the beneficiary of any benefits which may become payable to a beneficiary of a deceased Participant in this Plan. Such designation shall be a signed writing. Any such beneficiary designation may be revoked or changed by a subsequent signed writing. If the Participant is married and the designated beneficiary is not the Participant’s spouse, the spouse must consent to the designation by a signed writing witnessed by a representative of the Plan or notarized by a notary public. No beneficiary designation or revocation or change thereof shall be effective until such writing is furnished to the Administrator or its agent. The revocation of a beneficiary designation shall not require the consent of any beneficiary. Any designation filed on a later date shall be deemed to entirely revoke any designation filed on an earlier date unless otherwise expressly stated in the later designation.
          9.3-2 Effect of Divorce. If a Participant and his or her named beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary spouse as of the date of such dissolution unless the death benefit rights of such former spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant’s subsequent written designation. However, distribution of a deceased Participant’s account in accordance with his or her latest beneficiary designation filed with the Administrator shall completely discharge the Employer, the Administrator and the Trustee and they shall have no duty to inquire into, or act on any information concerning, whether a Participant’s marriage has been dissolved and his or her beneficiary designation thereby revoked as to his or her spouse.
          9.3-3 Alternate Payee. For purposes of this 9.3, an alternate payee named in a qualified domestic relations order shall be treated as a Participant.
          9.3-4 Deemed Beneficiary. If no beneficiary designation has been made, or if the designated beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:
               (a) first, to his widow or her widower, as the case may be;
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               (b) next, to his or her children, in equal shares;
               (c) next, to his or her parents, in equal shares;
               (d) next, to his or her brothers and sisters, in equal shares; or
               (e) next, to his or her estate.
          9.3-5 Surviving Beneficiary. For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant’s death.
     9.4 Benefits on Severance from Employment. Upon the severance of a Participant’s employment with the Employer prior to his or her death, Disability or Retirement, the Participant shall be entitled to distribution of his or her vested account balance. Distribution of benefits on account of a Participant’s severance from employment with the Employer as provided herein shall be made to the Participant in accordance with the provisions of Article X. A change in employment from Employee to Leased Employee status shall not be considered a severance from employment for purposes of this 9.4.
     9.5 Accelerated Benefit Option. A terminally ill Participant, as defined herein, shall be entitled to an early distribution of a portion of his or her benefits upon written notification to the Administrator and verification of the Participant’s terminal illness by the Administrator. The Participant entitled to receive a distribution pursuant to this accelerated benefit option may receive a distribution of any Rollover Account, in addition to any vested Employer Profit Sharing Contributions and Employer Matching Contributions, including earnings thereon, which have been held by the Plan for at least twenty-four (24) months. Distribution of benefits on account of terminal illness shall be made in accordance with the provisions of 10.6 as an in-service withdrawal, but without the requirement that the Participant have attained age fifty-nine and one-half (59 1/2). A Participant shall be deemed to be terminally ill when, by reason of a medically determinable physical condition, the Participant’s life expectancy is less than twenty-four (24) months. The Participant’s terminally ill condition and probable life expectancy must be certified by a physician acceptable to both the Participant and the Administrator.
     9.6 In-Service Withdrawals. A Participant who continues working after attaining age fifty-nine and one-half (59 1/2) may elect partial in-service withdrawals in accordance with Section 10.6.
     9.7 Hardship Withdrawals. At the direction of the Administrator and in accordance with uniform rules consistently applied, the Administrator may direct the Trustee to distribute a Participant’s Rollover Account, Elective Deferral Contributions and Employer Profit Sharing Contributions to the Participant in the case of “hardship” pursuant to 9.7-1 to -7 below. A Participant receiving a hardship distribution after December 31, 2001, will be ineligible to make
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Salary Deferral Contributions (including Catch-up Contributions) for the period of six (6) consecutive months following the hardship withdrawal.
          9.7-1 Maximum Amount. Withdrawals shall not exceed the lesser of:
               (a) the value of the Participant’s Rollover Account, Elective Deferral Account and Employer Profit Sharing Contributions Account on the date the withdrawal is processed; or
               (b) the sum of (1) the Participant’s total Elective Deferral Contributions to the Plan, excluding any investment earnings, and (2) the combined value of the Participant’s Employer Profit Sharing Contributions Account and Rollover Account on the date the withdrawal is processed.
          9.7-2 Hardship. The term “hardship” as used herein shall mean an immediate and heavy financial need resulting from any one or more of (a) through (f), below:
               (a) uninsured expenses for (or necessary to obtain) medical or dental care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income) incurred or to be incurred by the Participant or the Participant’s spouse or dependents (where a Participant’s dependents include Participant’s noncustodial children who are treated as dependents pursuant to Code section 213(d)(5), provided however that expenses with respect to any such noncustodial children exclude nonprescription drugs or medicine, other than insulin);
               (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
               (c) payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, children or dependents;
               (d) payments necessary to prevent the eviction of Participant from his or her principal residence or to prevent foreclosure on the mortgage of Participant’s principal residence;
               (e) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents; or
               (f) uninsured expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).
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In addition, a hardship withdrawal may include an amount necessary to satisfy any tax obligation which becomes payable on account of a distribution for any hardship described in (a) through (f), above. For purposes of this 9.7-2, the term “dependents” shall have the meaning prescribed under Code section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B).
          9.7-3 Representation that Distribution is Necessary to Satisfy Financial Need. A distribution under 9.7 can only be made to the extent it is necessary to satisfy an immediate and heavy financial need.
               (a) A distribution is necessary to satisfy an immediate and heavy financial need only to the extent that:
                    (1) the amount of the distribution is not in excess of the amount required to satisfy the financial need; and
                    (2) the financial need cannot be satisfied from other resources reasonably available to the Participant, as determined by the Administrator on the basis of all relevant facts and circumstances.
               (b) The Administrator shall require the Participant to provide written certification of the facts and circumstances establishing that Participant has met one of the hardship categories and may consider other relevant evidence. Such written certification shall require the Participant to represent that the financial need cannot reasonably be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets; (3) by cessation of Elective Deferrals under the Plan; (4) by other currently available distributions and nontaxable loans under the Plan and under any other plan maintained by the Employer or by any other employer; or (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. A Participant’s need cannot reasonably be relieved by taking one of the above actions (1) through (5) if the effect would be to increase the amount of the need.
               (c) For purposes of (a)(2), the Administrator is entitled to rely on the Participant’s representation made pursuant to (b), unless the Administrator has actual knowledge to the contrary.
          9.7-4 Fee. The Administrator may charge a reasonable fee for processing hardship withdrawals.
          9.7-5 Valuation. In the event a hardship withdrawal is made by a Participant other than at a regular Valuation Date, the allocation of investment gains and losses to the account shall be made as if such withdrawal had occurred on the preceding Valuation Date, and no gains or losses allocable to the withdrawn funds shall be credited therefor, except that a Participant’s Nordstrom Stock Account, if any, shall be valued to the date of withdrawal.
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          9.7-6 Withdrawal Precludes Match. Notwithstanding anything in the Plan to the contrary, Elective Deferral Contributions made with respect to any given Plan Year are not treated as eligible for Employer Matching Contributions to the extent such Elective Deferral Contributions are withdrawn during such Plan Year; for purposes of this paragraph, hardship distributions withdrawn during a Plan Year shall be deemed to be made from the most recent Elective Deferral Contributions made by the Participant. There are no Employer Matching Contributions on Catch-up Contributions under any circumstances.
          9.7-7 Ordering Rule. Hardship withdrawals are not available unless and until the Participant has first exhausted all other sources of funds to satisfy the hardship, including but not limited to Participant loans available from this Plan. Hardship withdrawals of Elective Deferral Contributions are not available unless and until the Participant has first exhausted hardship withdrawals of any Rollover Account. In addition, hardship withdrawals of Employer Profit Sharing Contributions are not available unless and until the Participant has first exhausted hardship withdrawals of Elective Deferral Contributions.
          9.7-8 Designated Roth Contributions Not Eligible. No portion of the designated Roth contributions account shall be eligible for hardship withdrawal.
     9.8 Restriction on Distributions of Elective Deferrals. Amounts attributable to Elective Deferral Contributions and QNECs under this Plan may not be distributed prior to the occurrence of one of the following events: severance of employment with all Employers, the Participant’s death or Disability, the Participant’s attaining age fifty-nine and one-half (59 1/2), or the Participant’s establishment of a hardship under 9.7.
ARTICLE X. METHOD OF PAYMENT OF BENEFITS
     10.1 Distribution of Benefits.
          10.1-1 Lump Sum Payment. Upon the occurrence of any of the events specified in Article IX requiring or permitting a distribution of benefits to a Participant or his or her beneficiary, the Administrator shall instruct the Trustee to distribute benefits, determined in accordance with 10.2, below, in a single lump sum payment unless the Trustee receives a timely election for a different form of benefit. If the present value of a Participant’s benefit (excluding the balance in any rollover account) exceeds $1,000 ($5,000 prior to March 28, 2005) and the benefit is Immediately Distributable (see 10.1-3), the Administrator must obtain the consent of the Participant (and Participant’s spouse, if married) for the distribution. Consent of both the Participant and his or her spouse shall be written and in the case of the spouse either notarized or witnessed by a plan representative.
          10.1-2 Consent to Distribution. The consent of the Participant and the Participant’s spouse (if applicable) shall be obtained in writing within the one hundred eighty (180) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Administrator shall notify the
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Participant and the Participant’s spouse of the right to defer any distribution until the benefit is no longer Immediately Distributable and shall explain any optional form of benefit under the Plan. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is permitted to be made without consent (under 10.1-1) or required to be made to satisfy §§ 401(a)(9) or 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option, the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in § 4975(e)(7) of the Code) within the same controlled group.
          10.1-3 Immediately Distributable. An account balance is immediately distributable upon occurrence of a distribution event under Article IX prior to the time the Participant attains the later of age 62 or the Normal Retirement Date under Section 9.1.
          10.1-4 Scope and Revocation of Consent. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained by means of proof to the satisfaction of the Administrator that there is no spouse or that the spouse cannot be located) shall be effective only with respect to such spouse and no subsequent spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
          10.1-5 Social Security Not Relevant. Notwithstanding any other provisions of this Plan, any benefits payable under this Plan shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under Title II.
     10.2 Valuation of Account. The benefit payable to a Participant or his or her beneficiary in accordance with Article IX shall be determined as of the Valuation Date immediately preceding the date of distribution. Contributions allocated to a Participant under Articles V and VI, but which have not yet been deposited to the Participant’s account as of the date of distribution, shall not be payable to such Participant until such contributions have actually been deposited.
     10.3 Time of Distribution.
          10.3-1 General Rule. Subject to the consent requirements of 10.1, the benefit payable to a Participant or beneficiary shall be made as soon as administratively practicable following the occurrence of a distribution event described in Article IX and, if applicable, such Participant’s request and consent to such distribution.
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          10.3-2 Statutory Deadlines. Unless the Participant otherwise elects in writing, payments hereunder must begin not later than sixty (60) days after (a) or (b):
               (a) The end of the Plan Year in which the Participant (1) attains age sixty (60), (2) reaches the tenth anniversary of the date he or she commenced participation in the Plan, or (3) severs employment, whichever of (1), (2) or (3) is latest; or
               (b) If the Trustee or Administrator requires information which is not available before that latest date under (a), the payments shall begin no later than sixty (60) days after that information is supplied.
          10.3-3 Election to Defer Payment.
               (a) Written Election. A Participant may elect in writing that a payment to him or her of any benefit under this Plan will commence at a date later than the date specified under 10.3-1 and 10.3-2 above. Any such election shall be signed by the Participant and shall state the date payments are to commence. In any event, a Participant making such election shall be required to commence the receipt of his or her retirement benefit no later than the Participant’s required beginning date under Article XI.
               (b) Deemed Election. Notwithstanding the foregoing, the failure of a Participant and a spouse to consent to a distribution while a benefit is Immediately Distributable, within the meaning of 10.1-3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.
     10.4 Form of Payment.
          10.4-1 Cash Payment. Except as provided in section 10.4-2, all distributions from the Plan shall be made in the form of cash.
          10.4-2 In-Kind Distributions. In the following circumstances, the Plan shall make an in-kind distribution of benefits.
               (a) Company Stock. If the Participant’s Plan account holds fifty (50) or more shares of Company stock and the Participant or beneficiary requests an in-kind distribution of the shares, the Administrator shall instruct the Trustee to distribute the shares in lieu of their cash equivalent, in a manner that is consistent with the rules set forth in 1.02-2(f) of the Nordstrom Retirement Plan Participant Investment Appendix.
               (b) Non-Marketable Security. If the Participant’s Plan account holds a security that is not publicly traded on an established securities market (i.e., a non-publicly traded security) at the time that the Participant or beneficiary requests a distribution, the Administrator shall instruct the Trustee to make an in-kind distribution of such non-publicly traded security, in lieu of cash.
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               (c) Insurance. If a Participant has elected to have a portion of his or her Plan account invested in insurance in accordance with Article VII and whether or not any such policy is in force at the time of the distribution to the Participant, the aggregate of the premiums paid for the policy or policies on his or her life shall be deducted from the amount of his or her vested interest and any policy or policies then in effect on his or her life shall be distributed to him or her as a part of his or her vested interest.
     10.5 Qualified Domestic Relations Orders. Subject to the procedures established by the Administrator under 14.3, benefits may be paid from the nonforfeitable balance of a Participant’s accounts in accordance with a qualified domestic relations order (“QDRO”) as defined in § 414(p) of the Code without regard to whether the Participant has attained the “earliest retirement age,” as defined in § 414(p) of the Code.
     10.6 Partial Withdrawals. A Participant who is entitled to a distribution under Article IX may elect partial withdrawals of his or her vested account balance in lieu of a lump sum distribution of his or her entire vested account balance. No withdrawal of less than $5,000 (or the balance of the account, if less) may be made. Partial withdrawals are subject to the consent requirements of 10.1 and may be subject to a reasonable administrative fee. For purposes of withdrawals under this section, a Participant’s account shall be valued as of the Valuation Date immediately preceding the date of withdrawal. Amounts in a Participant’s designated Roth contributions account are not eligible for partial withdrawals.
     10.7 Rollovers.
          10.7-1 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
          10.7-2 Definitions. For purposes of this section, certain terms shall be defined as follows:
               (a) Eligible Rollover Distribution.
                    (1) General Rule. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under § 401(a)(9) of the Code; any withdrawal on account of hardship; or, except as provided in (2), the portion of any distribution that is not includible in the distributee’s gross income (disregarding these rollover rules).
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                    (2) Special Rule for After-tax Amounts. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income upon distribution. However, any such portion shall be distributed only to an individual retirement account or annuity described in Code § 408(a) or (b), or to a qualified defined contribution plan described in Code § 401(a) or § 403(a) that agrees to separately account for transferred amounts, including separately accounting for the portion that is includible in gross income and the portion that is not includible in gross income.
               (b) Eligible Retirement Plan. An eligible retirement plan is one of the following that accepts the Participant’s eligible rollover distribution:
                    (1) an individual retirement account described in Code § 408(a);
                    (2) an individual retirement annuity described in Code § 408(b);
                    (3) an annuity plan described in Code § 403(a);
                    (4) an annuity contract described in Code § 403(b);
                    (5) a qualified trust described in Code § 401(a);
                    (6) an eligible deferred compensation plan described in § 457(b) of the Code that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan; or
                    (7) for eligible rollover distributions after December 31, 2007, a Roth individual retirement account described in Code § 408A.
This definition of an “eligible retirement plan” also applies in the case of a distribution to a Participant’s surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 10.5. For a non-spouse designated beneficiary, an “eligible retirement plan” means only an individual retirement account under Code § 408(a) or an individual retirement annuity under Code § 408(b) and only if the transfer is a direct rollover.
               (c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in § 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective for eligible rollover distributions on and after March 1, 2007, a distributee includes the Participant’s non-spouse designated beneficiary.
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               (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
          10.7-3 Rollover of Designated Roth Contributions. A direct rollover of a distribution from a Participant’s account attributable to designated Roth contributions under the Plan can be made only to a designated Roth contributions account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
     10.8 Administration of Unclaimed Benefits.
          10.8-1 Forfeiture of Unclaimed Benefits. If at, after, or during the time when a benefit is payable to any Participant or beneficiary, the Administrator, upon request of the Trustee or at its own instance, mails to the Participant or beneficiary at his or her last known address, a written demand for his or her then address, or for satisfactory evidence of his or her continued life, or both, and, if the Participant or beneficiary fails to furnish the information to the Administrator within thirty (30) days from the mailing of the demand, then the benefit shall be forfeited and held in the forfeiture suspense account under section 6.5, subject to restoration under section 10.8-2, below.
          10.8-2 Restoration of Unclaimed Benefits. If a Participant or beneficiary whose benefit has been forfeited under section 10.8-1 above thereafter is located and requests payment of such benefits, and if the Plan has not terminated (or if the Plan has been terminated, all benefits have not yet been distributed), then the benefit of such Participant or beneficiary shall be restored, without any adjustment for investment earnings through the restoration date. The Administrator shall restore the benefit using the forfeiture suspense account pursuant to section 6.5-3. However, if any such unclaimed benefit has not been restored by the time the Plan terminates and all benefits are distributed, the forfeiture of such unclaimed benefit will be irrevocable.
ARTICLE XI. MINIMUM DISTRIBUTION REQUIREMENTS
     11.1 General Rules
          11.1-1 Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2003.
          11.1-2 Precedence. The requirements of this article will take precedence over any inconsistent provisions of the Plan.
          11.1-3 Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Code § 401(a)(9).
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          11.1-4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
     11.2 Time and Manner of Distribution.
          11.2-1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as defined in section 11.5-5.
          11.2-2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
               (a) Surviving Spouse Beneficiary. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
               (b) Non-Spouse Beneficiary. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies.
               (c) Absence of Beneficiary. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (d) Death of Surviving Spouse. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 11.2-2, other than section 11.2-2(a), will apply as if the surviving spouse were the Participant.
     For purposes of this section 11.2 and section 11.4, unless section 11.2-2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If section 11.2-2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 11.2-2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 11.2-2(a)), the date distributions are considered to begin is the date distributions actually commence.
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          11.2-3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 11.3 and 11.4 of this article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury regulations.
     11.3 Required Minimum Distributions During Participant’s Lifetime.
          11.3-1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
               (a) General Rule. The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
               (b) Surviving Spouse. If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
          11.3-2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
     11.4 Required Minimum Distributions After Participant’s Death.
          11.4-1 Death On or After Date Distributions Begin.
               (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
                    (1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
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                    (2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
                    (3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
               (b) No Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          11.4-2 Death Before Date Distributions Begin.
               (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section 11.4-1.
               (b) No Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date required minimum distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 11.2-2(a), this section 11.4-2 will apply as if the surviving spouse were the Participant.
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     11.5 Definitions.
          11.5-1 Designated beneficiary. The individual who is designated as the beneficiary under section 9.3 of the Plan is the designated beneficiary under Code § 401(a)(9) and section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations. For purposes of this Article XI, if the Participant has not designated a beneficiary or if a Participant-designated beneficiary does not survive the Participant, then the designated beneficiary shall be determined under the priority rules set forth in section 9.3-4(a) through (d). If there is more than one individual within the highest priority class under 9.3-4(a) through (d), the individual with the shortest life expectancy will be the designated beneficiary for purposes of Article XI.
          11.5-2 Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
          11.5-3 Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
          11.5-4 Participant’s account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
          11.5-5 Required beginning date.
               (a) Permissive Rule. Participants who remain Employees, and who are not five percent (5%) owners (described in 11.5-5(c)), may elect to continue to treat their required beginning date as the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).
               (b) Mandatory Rule.
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                    (1) Non Five Percent (5%) Owner. The required beginning date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or the calendar year in which the Participant retires.
                    (2) Five Percent (5%) Owner. The required beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:
                         (A) the calendar year in which the Participant attains age seventy and one-half (70 1/2); or
                         (B) the earlier of the calendar year in which the Participant becomes a five percent (5%) owner, or the calendar year in which the Participant retires.
               (c) Five Percent (5%) Owner.
                    (1) Defined. A Participant is treated as a five percent (5%) owner for purposes of this section if such Participant is a five percent (5%) owner as defined in § 416(i) of the Code (determined in accordance with § 416 but without regard to whether the plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent plan year.
                    (2) Continued Distribution. Once distributions have begun to a five percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.
ARTICLE XII. TOP HEAVY PLANS
     12.1 Effective Date. This article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code § 416(g) and whether the Plan satisfies the minimum benefits requirements under Code § 416(c) for Plan Years beginning after December 31, 2001.
     12.2 Effect of Top Heavy Plan Status. In the event that the Plan is determined to be a “top heavy plan” as defined in 12.3, the Plan shall comply with the provisions of Section 12.4, in addition to meeting the requirements set forth elsewhere in this Plan.
     12.3 Determination of Top Heavy Status. The determination of top heavy status will be made with regard to the following defined terms:
          12.3-1 Determination Date. The last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of that Plan Year.
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          12.3-2 Key Employee. An Employee (including a deceased Employee or a beneficiary of such Employee) who at any time during the Plan Year which includes the Determination Date is any of the following (a), (b), or (c):
               (a) Officer. An officer of the Employer (as that term is defined within the meaning of the regulations under Code § 416) whose annual compensation is greater than $130,000 (as adjusted for cost of living for Plan Years beginning after December 31, 2002). No more than fifty (50) Employees shall be treated as officers.
               (b) Five Percent (5%) Owner. A “five percent (5%) owner” of the Employer. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code § 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.
               (c) One Percent (1%) Owner. A “one percent (1%) owner” of the Employer having annual compensation from the Employer of more than $150,000. “One percent (1%) owner” means any person who owns (or is considered as owning within the meaning of Code § 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer. In determining whether an individual has annual compensation of more than $150,000, annual compensation from each employer required to be aggregated under Code §§ 414(b), (c) and (m) shall be taken into account.
               (d) Determining Ownership.
                    (1) Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§ 414(b), (c) and (m) shall be treated as separate employers.
                    (2) Attribution of Ownership. In the case of a corporation, for purposes of applying the ownership attribution rules of Code § 318 in determining Key Employee status, subparagraph (C) of Code § 318(a)(2) shall be applied by substituting “five percent (5%)” for “fifty percent (50%).” If an entity is not a corporation, ownership attribution rules shall be applied in accordance with regulations promulgated by the Secretary of the Treasury based upon the principles of § 318(a), as herein revised.
               (e) Annual Compensation. For purposes of this Article XII, the term annual compensation means compensation as defined in § 415(c)(3) of the Code, but including amounts contributed by Employer pursuant to a salary reduction agreement which are excludable from Employee’s gross income under §§ 125, 402(a)(8), 402(h) or 403(b) of the Code. Effective for Plan Years commencing on and after January 1, 1998, the above reference to compensation as defined in § 415(c)(3) shall also include amounts excludible from the Employee’s gross income under § 132(f).
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          12.3-3 Non-Key Employee. Any Employee who does not meet the definition of a Key Employee pursuant to 12.3-2 above, is a Non-Key Employee.
          12.3-4 Top Heavy Plan. This Plan will be a top heavy plan if, with respect to the applicable Plan Year (commencing after December 31, 1983), as of the determination date for that year the Plan has a top heavy percentage that exceeds sixty percent (60%).
               (a) Percentage. “Top heavy percentage” shall be that percentage which equals a fraction,
                    (1) The numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date, contributions for all Key Employees which are due but unpaid as of the determination date, and distributions made to Key Employees during the one year period ending on the determination date, and
                    (2) The denominator of which is the sum of the present value of accrued benefits for all Employees as of the determination date, total contributions for all Participants due but unpaid as of the determination date, and total distributions made to Participants during the one year period ending on the determination date.
                    (3) However, in the case of a distribution made for a reason other than severance from employment, death or disability, the above provisions shall be applied by substituting “five year period” for “one year period.”
               (b) Related Rules. For purposes of calculating the top heavy percentage under 12.3-4(a):
                    (1) Accrued Benefit. The present value of a Participant’s accrued benefit shall include: (A) in the case of a defined contribution plan, that Participant’s account balance (including Catch-up Contributions Accounts); (B) in the case of a defined benefit plan, the present value of the accrued benefits of such individual determined as of the most recent valuation date which is within the twelve (12) month period ending on the determination date; (C) the accrued benefit attributable to nondeductible employee contributions; and (D) the accrued benefit of a participant other than a Key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of § 411(b)(1)(C) of the Code.
                    (2) Distribution. In considering distributions within the one year period (or five year period, as appropriate) ending on the determination date: (A) all distributions from this Plan and distributions from terminated plans which would have been required to be aggregated had they not been terminated, must be considered; and (B) no benefit attributable to deductible contributions, or to amounts rolled over or transferred to this Plan from the Plan of another employer after December 31, 1983, shall be considered in determining a Participant’s accrued benefit.
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                    (3) Exclusions. The following exclusions shall apply: (A) contributions, accrued benefits, and distributions on behalf of a Non-Key Employee who was formerly a Key Employee shall be disregarded in determining the top heavy percentage; and (B) for Plan Years beginning after December 31, 2001, if a Participant or former Participant has not performed services for any Employer maintaining the Plan at any time during the one year period ending on the determination date, the accrued benefit for such Participant shall not be taken into account in determining top heavy plan status.
               (c) Aggregation With Other Plans. If the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m) maintains other qualified plans (including simplified employee pension plans), a plan is a top heavy plan only to the extent that the combined top heavy percentage for the plan and all aggregated plans exceeds sixty percent (60%). For the purpose of making this determination:
                    (1) Mandatory Aggregation. All qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m) which include one or more Key Employees as Participants, and all qualified plans which must be considered in order for a plan including Key Employee Participants to meet the requirements of Code §§ 401(a)(4) or 410, must be aggregated.
                    (2) Permitted Aggregation. Additional qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m), if such plans, when aggregated with this Plan, satisfy the requirements of Code §§ 401(a)(4) and 410, may be aggregated.
                    (3) Determination Date. Where multiple plans with differing determination dates are to be aggregated for the determination of top heavy status, the top heavy percentage shall be calculated by reference to determination dates for all plans falling within the same calendar year.
     12.4 Minimum Employer Contributions to Top Heavy Plans.
          12.4-1 Minimum Contribution.
               (a) General Rule. Except as provided in 12.4-1(c) below, for each Plan Year that this Plan is determined to be a top heavy plan, a Participant who is a Non-Key Employee shall have allocated to his or her account (in either this Plan or another defined contribution plan maintained by an Employer) a contribution equal to the product of that Participant’s Compensation, as defined in 2.6, and the minimum top heavy contribution rate. The minimum top heavy allocation, if any, required shall not be forfeited under §§ 411(a)(3)(B) or 411(a)(3)(D).
               (b) Minimum Top Heavy Contribution Rate. Subject to 12.4-1(c) below, the minimum top heavy contribution rate for a Participant who is a Non-Key Employee shall equal the lesser of three percent (3%) of such Non-Key Employee’s compensation or the highest
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contribution rate (excluding Catch-up Contributions for the Plan Year containing the determination date) made to the account of a Key Employee, provided that the contribution rate shall not be less than three percent (3%) if this Plan is required to be aggregated with a defined benefit plan in order for that plan to meet the requirements of Code §§ 401(a) and 410(b). The term “contribution rate” shall mean the percentage derived by dividing a numerator, which is the sum of Employer contributions (including amounts deferred at the Employee’s election to a Plan described in § 401(k) of the Code but excluding contributions to Social Security) and forfeitures allocated to a Participant’s account, by a denominator equal to the Participant’s Compensation. For the purposes of this 12.4, the term “Participant who is a Non-Key Employee” shall include all Non-Key Employees who have become Participants but who have failed to complete one thousand (1,000) Hours of Service during the Plan Year and those Non-Key Employees who would be eligible to participate in the Plan except that their compensation does not exceed a specified minimum level or they have failed to make a mandatory employee contribution or an elective contribution to a plan described in § 401(k) of the Code. Effective for Plan Years beginning after December 31, 2001, Employer Matching Contributions to this Plan shall count toward the minimum top heavy contribution rate (and any reduction to the contribution rate that results will not be taken into account in determining whether the Plan impermissibly conditions benefits on the making of elective deferrals under Code § 401(k)(4)(A)).
               (c) Exceptions for Defined Benefit Plan. Notwithstanding 12.4-1(a) and (b):
                    (1) If a defined benefit pension plan providing benefits for one or more Key Employees is maintained by the Employer, and if such defined benefit pension plan depends upon this Plan to satisfy the nondiscrimination rules of Code § 401(a)(4) or the coverage rules of Code § 410 (or if another plan benefiting the Key Employee so depends on such defined benefit plan) the guaranteed minimum top heavy contribution for a Non-Key Employee shall be three percent (3%) of his or her compensation regardless of the contribution rate for the Key Employees.
                    (2) If in addition to this Plan the Employer maintains a qualified defined benefit pension plan which Provides a minimum benefit to Non-Key Employee Participants pursuant to Code § 416(c)(1), no minimum top heavy employer contribution need be made for such Participants under this Plan.
          12.4-2 Minimum Top Heavy Contributions and/or Benefits in Multiple Plans. In the event that a Non-Key Employee participates in both this Plan and a defined benefit plan, it shall not be necessary to provide such Non-Key Employee with both a minimum top heavy contribution under this Plan (and other defined contribution plans) and a minimum benefit under the defined benefit plan. The minimum top heavy contribution and minimum benefit requirements with respect to all such Plans shall be deemed satisfied if such Non-Key Employee is provided with the minimum benefit under the defined benefit plan.
          12.4-3 Make-Up Contribution. If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum top heavy contribution required, the
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Employer will increase its contribution for such Employee to the extent necessary to cause the Employee’s contribution rate for the Plan Year to equal the required minimum top heavy contribution. The Employer will cause this make-up contribution to be made from Employer’s net profits.
          12.4-4 Vesting Schedule. For each Plan Year in which this Plan is determined to be top heavy, Employer contributions to the Plan on behalf of Non-Key Employees shall vest under the following schedule if it is more favorable to the Non-Key Employees than the schedule set forth in Article VIII:

Years of Service	Vested Percentage
1 or less	0
2	20
3	40
4	60
5	80
6 or more	100
ARTICLE XIII. PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN
     13.1 Plan Sponsor. The Company is the Plan sponsor for purposes of ERISA and designates in 13.1-1 to 13.1-6 below how Plan powers and duties shall be performed.
          13.1-1 Company Powers and Duties. The Company shall have the powers and duties set forth in the following (a)-(e):
               (a) Plan and Trust Documents. To make all Plan and Trust documents needed or desired to establish and operate the Plan and the separate Trust Fund, subject to the direction of the Board, or the Executive Vice President Human Resources and Diversity Affairs, as applicable.
               (b) Plan Administration. To perform all duties as Plan Administrator under 13.1-4, Article III and elsewhere provided in the Plan and Trust documents.
               (c) Service Providers. To make and monitor the performance of all agreements with any third party administrative service provider for the Plan and Trust acting as accountant, actuary, asset custodian, attorney, auditor, contract administrator, recordkeeper or in any other administrative capacity.
               (d) Plan Changes. To recommend to the Board or Executive Vice President Human Resources and Diversity Affairs any changes in Plan or Trust terms which the Company deems appropriate.
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               (e) Other. To take any action deemed necessary or desirable to cause the Plan and Trust to be operated according to the Plan and Trust documents and applicable law.
               13.1-2 Board Powers and Duties. Subject to the liability limitation in (f) below, the Board of Directors of the Company (“Board”) has the exclusive powers set forth in the following (a)-(e):
               (a) Plan and Trust Terms. To establish, amend or terminate the Plan and the related Trust Agreement, subject only to 13.1-3 and Article XV.
               (b) Funding Policy. To determine that an appropriate funding policy, consistent with the objectives of the Plan, the Trust Agreement and the requirements of ERISA, is adopted and implemented.
               (c) Contributions. To determine the amount and manner of payment of all Company contributions to the Trust.
               (d) Indemnification. To determine the scope of any indemnification by the Company to any person or entity acting as a fiduciary or otherwise under the Plan or Trust, provide appropriate insurance and bonding coverage of any Employee of the Company acting in such capacity, and determine whether the Company shall furnish such insurance or bonding coverage to any other person or entity, all to the extent permitted by law.
               (e) Committees. To establish any Committee(s) of the Board deemed appropriate for Plan or Trust purposes.
               (f) Liability Limitation. The Board has no administrative or investment authority or functions, and no member of the Board shall be a Plan fiduciary because of such Board membership.
          13.1-3 Executive Vice President Human Resources and Diversity Affairs Powers and Duties. Until such time as the Board shall modify, revoke or rescind such authority, all Employer or Plan sponsor functions and responsibilities vested in the Company shall be exercised pursuant to authorization by the Executive Vice President Human Resources and Diversity Affairs of the Company. Without specific Board approval, the Executive Vice President Human Resources and Diversity Affairs has the powers and duties set forth in the following (a)-(d):
               (a) Technical Amendments. To amend the Plan and Trust Agreement to make technical, administrative, editorial and legal compliance changes recommended by Corporate Employee Benefits to comply with applicable law or to simplify or clarify the Plan.
               (b) Substantive Amendments. To take all actions necessary to implement (after approval by the Chairman or the Board) any amendments relating to Plan and Trust benefit or governance provisions.
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               (c) Plan Administration. To delegate or terminate the power and authority of any person(s) or entity(ies) responsible for performance and administration of the Plan.
               (d) Committees. To establish, maintain or terminate the existence, membership and powers of any Committee for any Plan purpose, except any Committee established by the Board.
          13.1-4 Administrator Powers and Duties. The Plan shall be administered by the Company, herein called the “Administrator.” The Company shall be the “administrator” for purposes of ERISA § 3(16) and the named fiduciary for purposes of Plan administration. The Administrator shall have all powers necessary to carry out the provisions of the Plan, including those set forth in Article III, but excluding those relating to the custody, management and control of Trust assets and those allocated or delegated to others.
          13.1-5 Retirement Committee. Subject to the liability limitation under (g), the Retirement Committee established by the Board shall have the powers and duties set forth in the following (a)-(f):
               (a) Asset Fiduciaries. To make sure that Plan assets are held, safeguarded, invested and distributed by persons or entities that agree to act as the designated “fiduciary” within the meaning of § 3(21) and other fiduciary provisions of ERISA for purposes of the applicable custodial, trusteeship, investment management or other Plan asset functions.
               (b) Investment Policy. To establish the investment policy and guidelines for investment of Plan assets.
               (c) Monitor Plan Asset Fiduciaries. To establish the policies and procedures for periodic reporting by and review of performance by asset fiduciaries, and to implement any changes which such Committee, in its discretion, deems appropriate regarding such policies, procedures or fiduciaries.
               (d) Monitor Plan Administration. To establish the policies and procedures for periodic reporting by and review of performance by the Administrator and service providers involved in Plan administration, and to implement any changes which such Committee, in its discretion, deems appropriate regarding Plan administration.
               (e) Contributions. To make sure that the Board is informed of the actuarial and legal funding needs of the Plan when the Board determines the Company’s contributions to the Plan.
               (f) Claims Review. To review and decide, as a committee or by its authorized subcommittee, all appeals of denied claims under Article XVI.
               (g) Liability Limitation. The Retirement Committee has no administrative or asset responsibility or control beyond the limited oversight functions set forth
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above, and, subject only to applicable law, no member of such committee shall be liable for errors, omissions or breaches by any fiduciary or service provider having the actual power and authority to act.
          13.1-6 Investment Committee. Until such time as the Retirement Committee shall modify, revoke or rescind such authority, an Investment Committee shall be established with the following authority to act for the Retirement Committee with respect to the performance of the Plan’s investment vehicles and managers:
               (a) Performance Review. To review, monitor and evaluate, at reasonable intervals, the performance of the Trustee(s), the investment managers, investment vehicles and any other appointed or delegated fiduciaries or other service providers to ensure that their performance has been in compliance with the terms of the Plan and Trust documents, the investment policy and applicable law, and satisfies the needs of the Plan, and to report all findings and recommendations to the Retirement Committee.
               (b) Investment Service Providers. Subject to approval by or procedures of the Retirement Committee, to make or terminate the power and authority of any person(s) or entity(ies) responsible to hold, control, manage or invest assets of the Trust, including (but not limited to) any Trustee, custodian, investment manager, investment performance monitor or other provider of services involving Trust assets.
     13.2 Plan Fiduciaries. The following 13.2-1 to 13.2-6 apply to any individual or entity who is a “fiduciary” under ERISA § 3 (21) with respect to Plan or Trust administration or assets:
          13.2-1 Authorization. Authority to act as a fiduciary shall be conferred as provided under 13.1 and accepted in writing by the designated fiduciary. Such authorization shall continue until the earliest of (a), (b) or (c), as follows:
               (a) if the fiduciary is unable to act, or
               (b) the fiduciary is terminated pursuant to authority under this Plan, or
               (c) upon the effective date of resignation by the fiduciary, which can be no earlier than the 30th day after written notice of resignation.
          13.2-2 Qualifications of Fiduciary. Any individual, even if an officer, director, Employee or shareholder of the Company, and any corporation, partnership or other entity may serve as a fiduciary hereunder. All fiduciary responsibility may be vested in any single individual, group of individuals, corporation, partnership or other entity, or in any combination thereof, with liability being joint and several; or fiduciary responsibility may be divided among two (2) or more of the foregoing, with such duties and responsibilities as are provided in the authorizing designation and liability being limited solely to breach of the duties so imposed or conduct violating ERISA § 405(a).
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          13.2-3 Other Fiduciaries. The Company shall be the named fiduciary for any other rights or duties imposed by ERISA upon a “named fiduciary” which are not otherwise placed.
          13.2-4 Performance of Company Duties and Responsibilities. The Company shall carry out its duties and responsibilities under the Plan through its directors, officers and Employees, acting on behalf of and in the name of Company in such respective capacities and not as individual fiduciaries.
          13.2-5 Scope of Responsibility. No fiduciary or other person or entity responsible for any functions involving administration of the Plan or management of Trust assets shall be obligated to perform any duty or responsibility which has been allocated or delegated to another fiduciary pursuant to the Plan, the Trust Agreement or the procedures established therein.
          13.2-6 Multiple Fiduciary Capacities. Nothing herein shall prohibit any person or entity, or group of persons or entities, from serving in more than one (1) fiduciary capacity with respect to the Plan.
     13.3 Plan Committees. Unless otherwise provided in the specific authorization of the Committee, any Committee established under the Plan, having either overall or specifically limited responsibility of a ministerial or discretionary nature, as determined from time to time, shall be established and operated as provided below in 13.3-1 to 13.3-6:
          13.3-1 Procedure for Establishing Committee. The party having authority to establish the Committee shall designate by written instrument the members of the Committee and the nature of the responsibilities the Committee is to carry out under the Plan; provided, however, that if the responsibilities of the Committee are fiduciary in nature, any such members shall consent in writing to serve in such capacity.
          13.3-2 Committee Composition. The Committee shall be composed of three (3) or more members. Membership in the Committee is limited to individuals who are officers, directors, former directors or Employees of the Company.
          13.3-3 Committee Governance. The Committee shall appoint from its members a chair and a secretary. The Committee may take any authorized action by a majority vote, and any writing signed by a majority of such members shall have the same effect and may be relied upon to the same extent as if signed by all members.
          13.3-4 Procedures. To the extent consistent with the provisions of this Plan, the Committee shall have the power to adopt such rules of procedure and regulation as may be necessary for the proper execution of its duties.
          13.3-5 Vacancies. Any member of a Committee may resign on thirty (30) days’ advance written notice. Any member of a Committee may be removed from the Committee by the Board with or without cause. Removal of a Committee member does not require notice to be effective. Any Committee member who is an Employee but is not also an officer, director, or
NORDSTROM 401(k) PLAN & PROFIT SHARING
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former director of the Company shall automatically cease to be a Committee member effective upon the date such individual ceases to be an Employee of the Company. All Committee vacancies shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.
          13.3-6 Committee Compensation. No member of any Committee shall receive any compensation for services as such, except that the Company may pay a reasonable fee to any member who is not a Participant under the Plan, not to exceed the amount paid to a Director to attend a Board meeting, for such person’s attendance at any meeting of the Committee. Each member of the Committee shall be reimbursed by the Company for reasonable travel and other expenses actually incurred in attending meetings of the Committee and for any other proper purpose in connection with duties as such member. No bond or other security shall be required of any member of the Committee in such capacity, except to the extent required by law.
     13.4 Limitation of Individual Liability. Subject to ERISA §§ 404 and 405, any individual acting in the administration of the Plan or as a Committee member shall be protected from personal liability as provided below in 13.4-1 to 13.4-3:
          13.4-1 Plan Benefits and Expenses. Such individual shall not be liable personally, either individually or jointly, for any debts, obligations, undertakings or benefit payments contracted or authorized in such capacity, but such debts, obligations, undertakings and benefit payments shall be paid solely and exclusively out of assets held in the Trust Fund.
          13.4-2 Investment. Such individual shall not be obligated to invest or otherwise manage or control any portion of the assets held in the Trust Fund, such obligation having been delegated to third party fiduciaries pursuant to 13.1.
          13.4-3 Other Responsible Party. Such individual shall not be responsible for any duty or function allocated or delegated to another person or entity pursuant to procedures hereunder, except to the extent that such individual is responsible for the selection and supervision of such other person or entity.
ARTICLE XIV. SPENDTHRIFT PROVISIONS
     14.1 Prohibition Against Assignment. The provisions of this Plan are intended as personal protection for the Participants. A Participant may not assign, anticipate or transfer any assets held for his or her benefit, including amounts credited to his or her account. The benefits under this Plan are not subject to seizure by legal process or in any way subject to the claims of the Participant’s creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative. The Plan’s benefits or the Trust assets may not be considered an asset of a Participant in the event of his or her divorce, insolvency or bankruptcy. However, this Section 14.1 shall not apply to preclude the offset of a Participant’s benefits if the Participant engages in misconduct with respect to the Plan as described in Code § 401(a)(13)(C).

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     14.2 Effect of Assignment. Any attempt by a Participant to assign, anticipate, or transfer any assets held for his or her benefit under the terms of this Plan shall be null and void.
     14.3 QDRO Exception. Notwithstanding 14.1 and 14.2, nothing in this Article XIV shall prohibit the distribution of plan assets to a Participant’s spouse or former spouse pursuant to a “qualified domestic relations order” (“QDRO”) as that term is defined in Code § 414(p), including any domestic relations order entered into before January 1, 1985, which Administrator determines to treat as a QDRO. The Administrator shall establish reasonable nondiscriminatory rules for determining the qualification and procedures for handling domestic relations orders, which rules shall be in writing, shall provide for prompt notification of prospective alternate payee under the order of the procedures for designating a representative to receive copies of any notifications.
ARTICLE XV. AMENDMENT AND TERMINATION OF PLAN
     15.1 Future of the Plan. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time.
     15.2 Company Right to Amend the Plan. The Company reserves the right, from time to time, to modify, alter or amend this Plan, as well as the Trust herein provided for, by action of the person or entity having power to amend under 13.1, subject to the following 15.2-1 to 15.2-2:
          15.2-1 Retroactive Effect. Any amendment may have retroactive effect to comply with legal requirements, Plan design, original intent or actual administrative practice, subject only to restrictions under 15.2-2.
          15.2-2 Restrictions. No amendment shall be made in violation of the following (a)-(d):
               (a) Exclusive Benefit. No amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Employees and their beneficiaries under the Trust, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the participating Employees of the Company or their beneficiaries.
               (b) No Cut Back of Accrued Benefit. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall decrease a Participant’s benefit to the date of the amendment, except to the extent permitted under Code § 412(c)(8). A Plan amendment which results in (i) or (ii) with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits: (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after

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retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).
               (c) No Cut Back of Vested Benefit. No amendment shall decrease a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.
               (d) Director. No amendment shall permit any director who has not been an Employee to derive any benefits under the Plan.
     15.3 Company Right To Terminate the Plan.
          15.3-1 Termination Event. The Company may terminate this Plan at any time, and the Plan shall in any case be considered to have terminated if the Company shall completely discontinue contributions under the Plan or if the Company shall go out of existence, unless prior to such event the Plan shall be adopted and continued by a successor.
               (a) Suspension of Contributions. The Company reserves the right to suspend contributions to this Plan at any time. A suspension is a temporary cessation of contributions and does not constitute or require a termination of the Plan. Such temporary discontinuance shall not constitute a formal termination of the Plan and shall not preclude later contributions.
               (b) Sale of Business. This Plan shall also terminate upon the dissolution, merger, or sale of all or substantially all of the assets of the Company, unless the successor to the business of the Company agrees to continue this Plan and Trust Fund by executing an appropriate supplemental agreement. If such an agreement is made the successor shall succeed to all the rights, duties and powers of Nordstrom, Inc. under this Plan and the employment of any Employee who is retained in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.
               (c) Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan shall receive a benefit which is equal to the benefit he/she would have been entitled to receive immediately before the merger or consolidation as if the Plan had then terminated. Moreover, prior to any transfer pursuant to this 15.3-1(c), the administrator of the transferee plan shall provide adequate assurances and representations to the Administrator that those portions of Participant accounts that are subject to the limitations of 9.8 as of the date of transfer shall subsequently remain subject to such limitations under the transferee plan. However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan.
               (d) Effect of Dissolution, Bankruptcy, General Assignment. The Plan shall be deemed terminated if the Company is dissolved or adjudicated bankrupt, or makes a general

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assignment its assets (but not Trust assets) for the benefit of creditors, unless a party having proper authority elects to continue the Plan.
          15.3-2 Termination Benefits and Expenses. In the event of such Plan termination, the rights of each retired Participant and Participant to the benefits accrued or credited to the date of such termination, to the extent then funded, shall become one hundred percent (100%) vested on such termination and shall thenceforth be nonforfeitable, and the assets in the Trust shall be used, so far as they will extend, and subject to the conditions and limitations herein contained:
               (a) Expenses. To pay all expenses and liabilities (absolute or contingent) of the Trust Fund;
               (b) Benefits. To pay, provide or distribute, pursuant to Article X, all remaining Trust Fund assets to the Participants in the proportions determined by their respective accounts.
               (c) Source of Payments. To provide for benefit distribution by payment from the Trust Fund or nontransferable annuities purchased from an insurance company, with the right to commute any benefit amount on an actuarial basis, all as determined by the Retirement Committee in the exercise of its discretion.
               (d) Reversion to Company. To pay to the Company any residual assets not allocated under Article XV, to the extent permitted by law.
     15.4 Partial Termination. In the event of a partial termination of this Plan, 15.3 shall be considered as applying, at such time, only to those Participants with respect to whom the Plan has been terminated. All other Participants shall be unaffected by such termination to the fullest extent allowable by then current law and regulations.
     15.5 Procedure for Plan Amendment or Termination. The amendment and termination powers reserved in 13.1 and Article XV shall be executed as follows:
          15.5-1 Board Resolution or Chairman Action. Except as provided in 15.5-2, the Company may amend or terminate the Plan by execution of the amendment by the Company Chairman, or pursuant to authorization in a resolution adopted by the Board of Directors (or its Executive Committee) and delivered to the Administrator, Retirement Committee and Trustee.
          15.5-2 Executive Vice President Human Resources and Diversity Affairs Action. The Executive Vice President Human Resources and Diversity Affairs of the Company may amend the Plan to make such changes as are authorized under 13.1-3 by designating such changes in writing to the Administrator, Retirement Committee and Trustee.
          15.5-3 Proof of Amendment. Any officer of the Company, other than the individual who has the power to create or execute the amendment or termination document, may certify that such document has been adopted by proper authority.

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ARTICLE XVI. CLAIMS AND REVIEW PROCEDURE
     16.1 Claims for Benefits and Inquiries. Any Participant or beneficiary may file with the Administrator a written claim for benefits or inquiry concerning the Plan, or concerning present or future rights to benefits under the Plan. Applications for benefits must be made on the forms prescribed by the Administrator, signed by the Participant or beneficiary, as applicable, and submitted to the Administrator’s benefit claims office.
     16.2 Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof.
          16.2-1 Content of Notice. Such notice shall be written in a manner calculated to be understood by the applicant and set forth the following:
               (a) The specific reason for denial.
               (b) Specific reference to the Plan provisions upon which the denial is based.
               (c) A description of any additional information which is necessary to perfect the claim and why this information is necessary.
               (d) An explanation of the review procedure described in 16.3 below.
          16.2-2 Timing of Notice. Such written notice shall be given to the applicant within ninety (90) days after the Administrator receives the application, unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the application. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial ninety (90) day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the application for benefits. If written notice of denial of the application for benefits is not furnished within the time specified in this paragraph 16.2-2, the application shall be deemed denied.
     16.3 Review of Denied Claims. Any applicant whose claim for benefits is denied (or deemed denied) in whole or in part, or such applicant’s authorized representative, may appeal from such denial by submitting to the Retirement Committee a written request for a review of the application within sixty (60) days after receipt of denial of the notice (or, in the case of a deemed denial, sixty (60) days after the application is deemed denied). The Retirement Committee shall give the applicant or such representative an opportunity to review pertinent documents (other than legally privileged documents) in preparing the request for review. The request for review shall be in writing and shall be addressed as follows:

NORDSTROM 401(k) PLAN & PROFIT SHARING
2008 RESTATEMENT

Retirement Committee for the
Nordstrom 401(k) Plan & Profit Sharing
c/o Employee Benefits – Retirement
1700 Seventh Avenue, Suite 1000
Seattle, WA 98101
The request for a review shall set forth all grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Retirement Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its decision on review.
     16.4 Decision on Review. After receiving the application for review, the Retirement Committee, or an authorized review subcommittee thereof (“Review Committee”) shall review and decide the final disposition of the claim. Such decision of the Review Committee shall be binding on all parties.
          16.4-1 Timing of Review. The decision should be reached within sixty (60) days after receipt of the application for review, although special circumstances may delay the review decision up to one hundred twenty (120) days. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial sixty (60) day period.
          16.4-2 Notice of Decision. If the Review Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If the Review Committee determines that the application for benefits should not have been denied in whole or in part, the Review Committee shall direct the Administrator to take appropriate remedial action as soon as reasonably practicable. If written notice of the Review Committee’s decision is not given to the applicant within the time period prescribed in 16.4-1, the application will be deemed denied on review.
     16.5 Rules and Procedures on Review. The Review Committee shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities in reviewing a denied claim. The Review Committee may require an applicant who wishes to submit additional information in connection with an appeal to do so at the applicant’s own expense, and may convene a hearing if it determines that sufficient cause is shown. To the extent that a claim requires a determination of whether a Participant suffers from a Disability as defined in section 2.7, the Plan shall adhere to the procedures for administering disability claims under the Nordstrom, Inc. Welfare Benefit Plan, which procedures are incorporated by this reference.
     16.6 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the applicant has (i) submitted a written claim for benefits in accordance with 16.1; (ii) been notified by the Administrator that the application is denied (or the application is deemed denied) as provided in 16.2; (iii) filed a written request for a review of the application in

NORDSTROM 401(k) PLAN & PROFIT SHARING
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accordance with 16.3; and (iv) been notified in writing that the Review Committee has affirmed the denial of the application (or the application is deemed denied) on review as provided in 16.4.
ARTICLE XVII. MISCELLANEOUS PROVISIONS
     17.1 No Right of Continued Employment. The establishment of this Plan, the creation of any fund or account, or the payment of any benefits shall not create in any Employee, Participant or other party a right to continuing employment or create any claim against the Plan or Trust Fund for any payment except as set forth in this Plan.
     17.2 Discretion. Whenever, under the provisions of this Plan, discretion is granted to the Employer or Administrator which affects the benefits, rights and privileges of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.
     17.3 Separability. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions shall be effective.
     17.4 Participant and Others Bound by Plan. Each Participant, by executing the beneficiary designation, agrees for himself or herself and his or her heirs, beneficiaries, successors, and assigns to be bound by all of the provisions of this Plan.
     17.5 Applicable Law. This Plan is to be construed according to the laws of the State of Washington, to the extent not preempted by federal law.
     17.6 Text Controls. The paragraph numbers and headings herein are solely for convenience. In the event of conflict between them and the text, provisions of the text control.
     17.7 Effective Date. This amendment and restatement of the Nordstrom 401(k) Plan & Profit Sharing is effective January 1, 2008, as provided in 1.2.
     17.8 Expenses. All reasonable expenses incurred in operating and administering the Plan, including expenses of the Company, the Committee, and the Trust, may be paid from the Trust Fund or, at the election of the Company, may be paid by the Company, provided, however, that the Trust may reimburse the Company for such expenses only to the extent such amounts constitute “direct expenses” in accordance with U.S. Department of Labor Regulation § 2550.408c-2(b)(3). This provision shall be deemed to be a part of any contract to provide for expenses of Plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.
     17.9 Plan Document is Controlling. All rights and benefits of Participants and beneficiaries are controlled and determined by the provisions of this Plan document. To this end:

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          17.9-1 Authorized Summaries. The only authorized summaries of the Plan are the publications listed in (a)-(c) below as approved from time to time by the Administrative Office. No other writing is authorized. No such authorized summary overrides or modifies the Plan document.
               (a) The summary plan description;
               (b) Any Decision Guide for exercise of Participant investment choices;
               (c) Any descriptive information programmed on a voice response unit or other telephonic, computer or electronic communication network.
          17.9-2 Authorized Representatives. The only individuals authorized to explain or interpret the Plan are the Committee members and the Plan administrative personnel who are charged with such responsibility. No other individual or entity has authority to explain or interpret the Plan. No authorized individual has authority to override or modify what is provided in the Plan document.
          17.9-3 Resolution of Conflicts. In the event of any conflict between this Plan and (1) any authorized summary of the Plan, or (2) other written, oral or electronic statement, or (3) any assumption, inference or reliance by any Participant or beneficiary, this Plan document shall be dispositive.
     17.10 Rules of Construction. In construing this Agreement, the masculine and neuter genders include the feminine and each other and the singular includes the plural.
ARTICLE XVIII. LOANS TO PARTICIPANTS
          18.1 Loans to Participants.
               18.1-1 Participant’s Right to Borrow. Participants and Beneficiaries who are parties in interest under section 3(14) of ERISA shall have the right to borrow from their Elective Deferral Contribution accounts, Employer Matching Contributions accounts, and Employer Profit Sharing Contributions accounts on a reasonably equivalent basis and subject to prior approval by the Administrator. Designated Roth contributions are not eligible for loans. Application for a loan must be submitted to the Administrator on such form(s) and in such manner as the Administrator may require. Approval shall be granted or denied as specified in 18.1-2 on the terms specified in 18.1-3. For purposes of this 18.1, but only to the extent required by Department of Labor Regulation § 2520.408b-1, the term “Participant” shall include any Employee, former Employee, beneficiary or alternate payee under a qualified domestic relations order, as defined in § 414(p) of the Code, who has an interest in the Plan that is not contingent. A beneficiary shall not be eligible for a loan unless all events needed to make such beneficiary’s rights unconditional have occurred.
          18.1-2 Limits on Borrowed Amount. The Administrator shall grant any loan which meets each of the requirements of paragraphs (a), (b) and (c) below:

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2008 RESTATEMENT

               (a) Maximum Loan. The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any related Company shall not exceed the lesser of:
                    (1) $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any related Company during the preceding twelve (12) months over the outstanding balance of such loans on the loan date, or
                    (2) Fifty percent (50%) of the value of the vested balance of the Participant’s accounts as of the Valuation Date preceding the date upon which the loan is made.
               (b) Minimum Loan. The loan shall be for at least $1,000; and
               (c) Outstanding Loan Limitations. No more than two (2) loans may be outstanding to a Participant at any time. Notwithstanding the foregoing, no more than one (1) loan used to purchase the principal residence of a Participant may be outstanding to a Participant at any time.
          18.1-3 Repayment and Collateral. Each loan granted shall, by its terms, satisfy each of the following additional requirements:
               (a) Term. Each loan, by its terms, must be repaid within sixty (60) months (except that if the Administrator is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Administrator may, in its discretion, establish a term of up to two hundred and forty (240) months for repayment).
               (b) Interest. Each loan shall bear a reasonable rate of interest, which rate shall be established by the Administrator from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall in no event be less than one percent (1%) over the then current prime rate at Employer’s principal bank.
               (c) Repayment Amount. Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than semi-monthly (twice each calendar month).
               (d) Collateral. Each loan must be adequately secured, with the security to consist of the balance of the Participant’s accounts.
               (e) Means of Payment. Automatic payroll deductions shall be required as additional security and the loan shall become immediately due and payable if the Participant ceases the payroll deduction. Notwithstanding the foregoing, to avoid default, an active Participant who has insufficient payroll from which to deduct the loan payment must make timely loan

NORDSTROM 401(k) PLAN & PROFIT SHARING
2008 RESTATEMENT

payments by means of remitting a personal check equal to the amount of the loan payment not deducted by payroll deduction. Other than for Participants on qualified military service (the loan payment suspension rules for which are provided under 5.7), a Participant who is on an approved leave of absence may suspend loan repayments during the leave of absence, but the suspension period shall not be longer than 12 months. Upon return from the leave of absence, the Participant may make a single sum make-up payment equal to the amount of the suspended payments during the leave, or may increase the periodic loan payment so that the loan term is not extended beyond the term established when the loan was originated. A Participant who severs employment with an outstanding loan balance may elect to continue monthly loan repayments. However, the loan will be deemed in default if a loan repayment is not received for a period of 80 days (90 days for payments due on or after January 1, 2005) after severance of employment.
               (f) Value Only in Borrower’s Account. To the extent a Participant’s loan is secured by the Participant’s account, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to 6.2. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the accounts of the Participant.
          18.1-4 Payments Credited to Account. All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Administrator.
          18.1-5 Promissory Note. Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (a) a fixed maturity date meeting the requirements of 18.1-3(a) above, (b) the Participant’s death, or (c) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.
          18.1-6 Administrator Powers. The Administrator shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such additional rules shall include establishment of a reasonable loan fee to reimburse the Plan for the administrative costs of making such loans and establishment of rules for default. The rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Administrator shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met. The Administrator may delegate any of its powers under this Article in accordance with the provisions of Article III.

NORDSTROM 401(k) PLAN & PROFIT SHARING
2008 RESTATEMENT

     IN WITNESS WHEREOF pursuant to Section 13.1-3, this 2008 Restatement has been executed on behalf of the Company by its Executive Vice President Human Resources and Diversity Affairs pursuant to authorization of the Company’s Board of Directors this 27th day of August, 2008.

NORDSTROM, INC.
By:	/s/ Delena Sunday
Executive Vice President
Human Resources and Diversity Affairs

NORDSTROM 401(k) PLAN & PROFIT SHARING
2008 RESTATEMENT